UNITED STATES OF AMERICA
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Vista Outdoor Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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VISTA OUTDOOR INC.
262 North University Avenue
Farmington, UT 84025

June [ ], 2018
Dear Stockholder:
You are invited to attend the Annual Meeting of Stockholders of Vista Outdoor Inc. (the "Annual Meeting"), which will be held at 9:00 a.m. Mountain Daylight Time on Tuesday, August 7, 2018, at our corporate headquarters located at 262 North University Avenue, Farmington, Utah.
The Notice of Annual Meeting and Proxy Statement that follow describe the business to be conducted at the meeting.
We have elected to take advantage of the "notice and access" rules of the Securities and Exchange Commission to furnish most of our stockholders with proxy materials over the Internet. These rules allow us to provide you with the information you need, while reducing our printing and delivery costs.
        Your vote on the proposals is important. Whether or not you attend the Annual Meeting, we encourage you to vote your shares in order to make certain that you are represented at the meeting. You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card.
        If you plan to attend the Annual Meeting, please let us know. See the Admission Policy in the Notice of Annual Meeting of Stockholders for instructions on admission to the meeting.
We look forward to seeing you at the Annual Meeting.

Sincerely,

Michael Callahan Chairman

i

VISTA OUTDOOR INC.
262 North University Avenue, Farmington, Utah 84025
_______________________________________________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
________________________________________________________

Date and Time:	Tuesday, August 7, 2018, at 9:00 a.m. Mountain Daylight Time
Place:	262 North University Avenue, Farmington, Utah 84025
Items of Business:
• Elect Michael Callahan and Robert Tarola as Class I directors of Vista Outdoor Inc.
• Approve, on a non-binding advisory basis, the compensation of Vista Outdoor Inc.'s named executive officers, as disclosed in the accompanying proxy statement.
• Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending March 31, 2019.
• Amend Vista Outdoor Inc.'s certificate of incorporation to declassify the Board of Directors.
• Transact any other business that may be properly brought before the meeting or any adjournment of the meeting.

Record Date:	June 12, 2018
Voting by Proxy:
It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting in person, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled "Questions and Answers About the Meeting and Voting" beginning on page 1 of the accompanying proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

Admission Policy:
Stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Stockholders on August 7, 2018 in person. To be admitted to the meeting, you must request an admission ticket. You may request an admission ticket by calling (801) 447-3225, by emailing corporate.secretary@vistaoutdoor.com or by mailing a request to Vista Outdoor Inc.'s Corporate Secretary at 262 North University Avenue, Farmington, Utah 84025, Attn: Annual Meeting Ticket Request. Seating is limited. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your government issued photo identification. Please note that if you hold shares in "street name" (that is, through a bank, broker or other nominee), you will also need to bring a copy of a statement reflecting your share ownership as of the record date. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

By Order of the Board of Directors,

Scott D. Chaplin Corporate Secretary
June [ ], 2018

ii

VISTA OUTDOOR INC.
262 North University Avenue
Farmington, Utah 84025
________________________________________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
August 7, 2018
_________________________________________________
GENERAL INFORMATION
The Board of Directors of Vista Outdoor Inc. ("Vista Outdoor" or the "Company") is soliciting proxies to be used at the Annual Meeting of Stockholders to be held on August 7, 2018 (the "Annual Meeting") and at any adjournment of the meeting. The Internet Availability of Proxy Materials was first mailed to stockholders and the proxy materials were first made available to stockholders on or about June [ ], 2018.
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a printed copy of the proxy materials?
In accordance with rules adopted by the Securities and Exchange Commission, we may furnish proxy materials to our stockholders by providing access to these documents on the Internet instead of mailing printed copies. You will not receive printed copies of the materials unless you request them. Instead, we mailed you the Notice of Internet Availability of Proxy Materials (unless you have previously consented to electronic delivery or already requested to receive paper copies), which instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials explains how to submit your proxy over the Internet. If you would like to receive a paper copy or email copy of the proxy materials, please follow the instructions provided in the Notice of Internet Availability of Proxy Materials.
What proposals will be voted on at the Annual Meeting?
There are four matters on which a vote is scheduled at the Annual Meeting.

•	Proposal 1 - The election of Michael Callahan and Robert Tarola as Class I directors of Vista Outdoor.

•	Proposal 2 - The approval, on a non-binding advisory basis, of the compensation of Vista Outdoor's named executive officers, as disclosed in this proxy statement.

•
Proposal 3 - The ratification of the Audit Committee's appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending March 31, 2019.

•	Proposal 4 - The approval of a proposal to amend Vista Outdoor's certificate of incorporation to declassify the Board of Directors.
What are the Board of Directors’ voting recommendations?

•	FOR the election of Michael Callahan and Robert Tarola as Class I directors of Vista Outdoor (Proposal 1).

•	FOR the approval, on a non-binding advisory basis, of the compensation of Vista Outdoors’ named executive officers, as disclosed in this proxy statement (Proposal 2).

•
FOR the ratification of the Audit Committee's appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending March 31, 2019 (Proposal 3).

•	FOR the approval of the proposal to amend Vista Outdoor's certificate of incorporation to declassify the Board of Directors (Proposal 4).

Who is entitled to vote at the Annual Meeting?
All stockholders of record at the close of business on June 12, 2018 (the “Record Date”) are entitled to vote at the Annual Meeting.
What is the quorum requirement for the Annual Meeting?
To conduct business at the Annual Meeting, a quorum must be present. A quorum will be present if the holders of a majority of the outstanding shares of our common stock entitled to vote as of the Record Date are represented in person or by proxy at the Annual Meeting. On the Record Date, there were [57,006,229] shares of Vista Outdoor common stock outstanding and entitled to vote. This does not include [6,958,210] shares that were held in our treasury and cannot be voted. Each share is entitled to one vote. There was no other class of voting securities of the Company outstanding on the Record Date.
How can I vote my shares in person at the Annual Meeting?

•	If you are a stockholder of record, you may vote in person at the Annual Meeting.

•
If you hold shares beneficially in street name (i.e., in a stock brokerage account or through a bank or other nominee), you may vote in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares.

•
Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the Annual Meeting?
If you hold your shares directly, you may vote by granting a proxy by one of the following methods:

•
On the Internet - You may vote online at www.proxyvote.com by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Voting on the Internet has the same effect as voting by mail. If you vote on the Internet, you do not need to return a proxy card. Internet voting will be available until 11:59 P.M. Eastern Time (ET) on August 6, 2018.

•
By Telephone - You may vote by telephone by dialing (800) 690-6903. Voting by telephone has the same effect as voting by mail. If you vote by telephone, you do not need to return a proxy card. Telephone voting will be available until 11:59 p.m. Eastern Time (ET) on August 6, 2018.

•
By Mail - The Notice of Internet Availability of Proxy Materials includes instructions on how to request the proxy materials (including a proxy card) in printed form by mail or electronically by email. Once you receive a paper proxy card, you may vote your shares by signing and dating each proxy card that you receive and returning it in the prepaid envelope by August 4, 2018. Sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as an attorney-in-fact, executor, administrator, guardian, trustee or the officer or agent of a corporation or partnership), please indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners.

If you are the beneficial owner of shares held in street name, you may instruct your bank, broker or other financial intermediary to vote your shares by following the instructions provided by your bank, broker or other financial intermediary. Most intermediaries offer voting by mail, by telephone and on the Internet.
May I change or revoke my vote?
Yes. You may change or revoke your vote at any time prior to the vote at the Annual Meeting. If you are a stockholder of record, you can change your vote by:

•	voting over the Internet or by telephone at a later time, until 11:59 p.m. Eastern Daylight Time on August 6, 2018;

•	signing and delivering to our Corporate Secretary a written request to revoke your proxy vote;

•	signing and mailing a new, properly completed proxy card with a later date than your original proxy card; or

•	attending the Annual Meeting and voting in person.
If you are not a stockholder of record, you must instruct the party that holds your shares of record for your account of your desire to change or revoke your voting instructions.

How are shares voted?
Your shares will be voted as you instruct, assuming that you have properly voted over the Internet or by telephone or that your properly signed proxy card is received in time to be voted at the Annual Meeting.
If you are a stockholder of record and you properly submit your proxy with no voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendation on each of the proposals. See "What are the Board of Directors’ voting recommendations?" for more information.
If you are the beneficial owner of shares held in street name and you have not provided voting instructions to the broker, bank, trustee or nominee who holds your shares, such intermediary will not have discretionary authority to vote your shares in the election of directors (Proposal 1), the non-binding, advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement (Proposal 2), or the vote to approve an amendment to our certificate of incorporation to declassify the Board of Directors (Proposal 4) resulting in a "broker-non-vote" with respect to these matters. However, most intermediaries do have the authority to exercise discretion to vote your shares with respect to the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company’s financial statements of the fiscal year ending March 31, 2019 (Proposal 3). See "What is a broker non-vote?" for more information.
What vote is required to approve the proposals?

•
Proposal 1 -  the two director nominees, Michael Callahan and Robert Tarola, will each be elected as a Class I director of Vista Outdoor if the votes cast in favor of such nominee's election exceed the votes cast against, or withheld with respect to, such nominee. Cumulative voting for the election of directors is not permitted.

•
Proposal 2 - the compensation of our named executive officers, as disclosed in this proxy statement, will be approved on a non-binding, advisory basis if a majority of the votes present in person or represented by proxy and voting thereon at the Annual Meeting (excluding abstentions) are voted in favor of the proposal.

•
Proposal 3 - the ratification of the Audit Committee's selection of Deloitte & Touche LLP as our independent auditors for fiscal year ending March 31, 2019, will be approved if a majority of the votes present in person or represented by proxy and voting thereon at the Annual Meeting (excluding abstentions) are voted in favor of the proposal.

•
Proposal 4 - the proposal to amend our certificate of incorporation to declassify the Board of Directors will be approved if a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting are voted in favor of this proposal at the Annual Meeting.

Because Proposal 2 is an advisory vote, it is non-binding on our Board of Directors. However, the Board of Directors and the Management Development and Compensation Committee of the Board of Directors values the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, they will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.
What happens if I abstain from voting?
If you submit a proxy and explicitly abstain from voting on any proposal, the shares represented by the proxy will be considered present at the Annual Meeting for the purpose of determining a quorum.
With respect to the election of directors (Proposal 1), the proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers, as described in this proxy statement (Proposal 2), and the proposal to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year ending March 31, 2019 (Proposal 3), abstentions will not be counted as votes cast and, therefore, they will have no effect on the outcome of this proposal.
With respect to the proposal to amend our certificate of incorporation to declassify the Board of Directors (Proposal 4), because approval of this proposal requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote on the proposal at the Annual Meeting, abstentions will have the same practical effect as a vote against this proposal.
What is a broker non-vote?
A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for one or more of the proposals because the broker has not received instructions from the beneficial owner on how to vote on such proposal(s) and does not have discretionary authority to vote in the absence of instructions. Brokers have discretionary authority to vote on matters that are deemed “routine,” such as the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company’s financial statements of the fiscal year ending March 31, 2019 (Proposal 3). Brokers do not have discretionary authority to vote on matters that are deemed “non-routine,” such as the election of directors (Proposal 1), the non-binding, advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement (Proposal 2), and the proposal to approve an amendment to our certificate of incorporation to declassify the Board of Directors (Proposal 4). Broker non-votes will be counted for the purposes of determining whether a quorum exists at the Annual Meeting, but because they are not votes that are cast, they will have no effect on the outcome of Proposal 1, Proposal 2 or Proposal 4.
Who will tabulate the votes at the Annual Meeting?
The Carideo Group, Inc., an investor-relations counseling firm, will provide inspectors of election to tabulate the votes cast before and at the Annual Meeting.
Will I have dissenters’ rights?
No dissenters’ rights are available under the General Corporation Law of the State of Delaware, our certificate of incorporation or our Bylaws to any stockholder with respect to any of the matters proposed to be voted on at the Annual Meeting.
What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials, proxy or voting instruction card?
It means your shares are registered differently or are held in more than one account. To ensure that all of your shares are voted, please vote once for each Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card you receive.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K following the Annual Meeting.
How will the solicitation of proxies be handled?

•
Proxies are being solicited primarily by Internet and mail, but proxies may also be solicited personally, by telephone, facsimile and similar means. Our directors, officers and other employees may help with the solicitation without additional compensation.

•	We will reimburse brokers, banks and other custodians and nominees for their reasonable expenses in forwarding proxy solicitation materials to the owners of the shares they hold.

•	We will pay all other expenses of preparing, printing, and mailing or distributing the proxy solicitation materials.
What other business may be brought up at the Annual Meeting?

•
Our Board of Directors does not intend to present any other matters for a vote at the Annual Meeting. No other stockholder has given the timely notice required by our Bylaws in order to present a proposal at the Annual Meeting. Similarly, no additional candidates for election as a director can be nominated at the Annual Meeting because no stockholder has given the timely notice required by our Bylaws in order to nominate a candidate for election as a director at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the persons named as proxy on the proxy card will vote on the matter using their best judgment.

•
Information regarding the requirements for submitting a stockholder proposal for consideration at next year's annual meeting of stockholders, or nominating a candidate for election as a director at next year's annual meeting of stockholders, can be found near the end of this proxy statement under the heading "Future Stockholder Proposals."

How are proxy materials delivered to stockholders who share the same household?
The rules of the Securities and Exchange Commission allow us to deliver a single copy of the annual report and proxy statement to any household at which two or more stockholders reside. We believe this rule benefits everyone. It eliminates duplicate mailings that stockholders living at the same address receive, and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus and information statements.

If your household would like to receive single rather than duplicate mailings in the future, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061.
Each stockholder will continue to receive a separate proxy card or Notice of Internet Availability of Proxy Materials. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees offer stockholders the opportunity to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.
Your household may have received a single set of proxy materials this year. If you would like to receive another copy of this year's proxy materials, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table shows the number of shares of our common stock “beneficially owned” (as such term is defined by the Securities and Exchange Commission) as of June 1, 2018 by each person known by the Company to beneficially own more than 5% of the Company's common stock. Unless otherwise noted, the persons listed in the tables have sole voting and investment powers with respect to the shares of common stock owned by them.

Name of Beneficial Owner		Amount and Nature of Beneficial Ownership	Percent of Shares Outstanding
BlackRock, Inc.	(a)	7,297,642	12.7%
The Vanguard Group	(b)	5,228,507	9.1%
First Eagle Investment Management, LLC	(c)	4,640,912	8.1%
Dimensional Fund Advisors LP	(d)	4,611,978	8.1%
FMR LLC	(e)	4,392,682	7.7%
Gates Capital Management, L.P.	(f)	3,857,898	6.7%
Frontier Capital Management Co., LLC	(g)	3,003,242	5.2%

(a)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 19, 2018. as of December 31, 2017, BlackRock, Inc., a parent holding company, had sole voting power with respect to 7,186,866 shares and sole dispositive power with respect to 7,297,642 shares. The address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(b)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2018, as of December 31, 2017, The Vanguard Group ("Vanguard"), a registered investment adviser, had sole voting power with respect to 63,818 shares, shared voting power with respect to 8,137 shares, sole dispositive power with respect to 5,161,323 shares and shared dispositive power with respect to 67,184 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(c)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2018, as of December 31, 2017, First Eagle Investment Management, LLC ("FEIM"), a registered investment advisor, had sole voting power with respect to 4,404,613 shares and sole dispositive power with respect to 4,640,912 shares. According to the Schedule 13G/A, The First Eagle Global Fund, a registered investment company for which FEIM acts as investment adviser, may be deemed to beneficially own 3,252,457 of these 4,640,912 shares, or 5.67% of the Company's common stock. The address of FEIM is 1345 Avenue of the Americas, New York, New York 10105.

(d)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2018, as of December 31, 2017, Dimensional Fund Advisors LP ("Dimensional"), a registered investment adviser, had sole voting power with respect to 4,466,143 shares and sole dispositive power with respect to 4,611,978 shares. Dimensional disclaims beneficial ownership of these securities. The address of Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(e)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on May 10, 2018, FMR LLC ("FMR"), a parent holding company, had sole voting power with respect to 270,781 shares and sole dispositive power with respect to 8,573,800 shares. Members of the Johnson family, including Abigail P. Johnson (a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC), are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement, under which all Series B voting common shares will be voted in accordance with the majority vote of the Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Ms. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the "Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co"), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees.

FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(f)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2018, as of December 31, 2017, Gates Capital Management, L.P., Gates Capital Management GP, LLC, Gates Capital Management, Inc. and Jeffrey L. Gates (collectively, "Gates") had shared voting and dispositive power of 3,857,898 shares. The address of Gates is 1177 Avenue of the Americas, 46th Floor, New York, New York 10036.

(g)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 7, 2018, as of December 31, 2017, Frontier Capital Management Co., LLC, a registered investment adviser, had sole voting power with respect to 1,660,014 shares of the Company’s common stock and sole dispositive power with respect to 3,003,242 shares of the Company’s common stock. The business address of Frontier Capital Management Co., LLC is 99 Summer Street, Boston, MA 02110.

SECURITY OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS
The following table shows the number of shares of our common stock “beneficially owned” (as such term is defined by the Securities and Exchange Commission) as of June 1, 2018 by (1) each of our directors and nominees, (2) each named executive officer identified in the Named Executive Officer Tables included later in this proxy statement, and (3) all of the directors and executive officers as a group. Unless otherwise noted, the persons listed in the tables have sole voting and investment powers with respect to the shares of common stock owned by them.

Name of Beneficial Owner	Common Stock	Stock that May Be Acquired Within 60 Days (1)	Total Beneficial Ownership (2)	Percent of Shares Outstanding
Christopher T. Metz	26,500	—	26,500	*
Mark W. DeYoung	232,832	44,234	277,066	*
Anneliese Rodrigues	1,447	190	1,637	*
Stephen M. Nolan	—	6,810	6,810	*
Scott D. Chaplin	32,546	43,697	76,243	*
David D. Allen	3,085	2,696	5,781	*
Robert J. Keller	—	—	—	*
Michael Callahan	14,729	—	14,729	*
April H. Foley	13,410	5,857	19,267	*
Mark A. Gottfredson	17,050	—	17,050	*
Tig H. Krekel	9,684	18,074	27,758	*
Gary L. McArthur	20,761	—	20,761	*
Robert M. Tarola	19,335	—	19,335	*
All directors and executive officers as a group (13 persons)	391,379	121,558	512,937	*
* Less than 1%

(1)
For executive officers, this amount includes shares underlying stock options that are exercisable within 60 days after June 1, 2018 and assumes the issuance of the shares covered by the exercisable stock options held by each person or the group, as applicable. For directors, this amount includes restricted stock units for which delivery of the shares of common stock underlying the stock units is deferred until the director’s service with the Board ends.

(2)
Excludes restricted stock units and deferred stock units without voting rights under our 2014 Stock Incentive Plan that will not vest within 60 days of June 1, 2018. Excludes phantom stock units to be settled in cash that were credited to the accounts of officers who participate in the Company's Nonqualified Deferred Compensation Plan (described under the heading "Deferred Compensation Plan" later in this proxy statement) upon the spin-off of the Company from Alliant Techsystems Inc. ("ATK") on February 9, 2015 (the "Spin-Off") in respect of ATK phantom stock units held by such executive officers.

The following represents the unvested stock-settled restricted stock units ("RSUs") held by our officers and which will be settled in an equivalent number of shares of our common stock upon vesting and the unvested deferred stock units ("DSUs") without voting rights held by our directors under the Company's 2014 Stock Incentive Plan as of June 1, 2018.

Name of Beneficial Owner	Stock Settled Restricted Stock Units and Deferred Stock Units
Christopher T. Metz	182,872
Mark W. DeYoung	—
Anneliese Rodrigues	5,145
Stephen M. Nolan	—
Scott D. Chaplin	34,545
David D. Allen	14,255
Robert J. Keller	—
Michael Callahan	4,666
April H. Foley	4,666
Mark A. Gottfredson	4,666
Tig H. Krekel	4,666
Gary L. McArthur	4,666
Robert M. Tarola	4,666
All directors and executive officers as a group (13 persons)	264,813

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors and executive officers, as well as beneficial owners of more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership of Company securities with the Securities and Exchange Commission. Directors, executive officers, and beneficial owners of more than 10% of the Company's common stock are required to furnish us with copies of these reports. Based solely on a review of these reports, written representations from our directors and executive officers, and applicable regulations, we believe that all required reports for the fiscal year ending March 31, 2018 (referred to as “fiscal year 2018”) were timely filed, except for the filing specified below. Due to an administrative error, a Form 4 was filed late reflecting an award of 16,970 restricted stock units granted on February 5, 2018 to Mr. Chaplin.

CORPORATE GOVERNANCE AT VISTA OUTDOOR INC.
Corporate Governance Guidelines
Our Board of Directors and management are committed to effective corporate governance practices. Our Guidelines on Corporate Governance describe the governance principles and procedures by which the Board functions. The Board annually reviews and updates, if necessary, the Guidelines on Corporate Governance and the Board committee charters in response to corporate governance developments, including regulatory changes, and recommendations by directors in connection with Board and committee evaluations.
Our Guidelines on Corporate Governance are available on our website at www.vistaoutdoor.com by selecting Investors and then Corporate Governance.
Code of Business Ethics
The Company's Board of Directors has adopted a written code of business ethics which applies to all directors, officers and employees. Our Code of Business Ethics is available on our website at www.vistaoutdoor.com by selecting Investors, then Corporate Governance and then Code of Business Ethics.
Communications with Directors
Procedures for stockholders, or anyone else, to communicate directly with non-management directors are available on our website at www.vistaoutdoor.com by selecting Investors, then Corporate Governance and then Contact Directors.
Any concerns about the Company's accounting, internal controls or auditing matters will be referred to the Audit Committee of the Board of Directors. Other communications sent to the Board of Directors will first be reviewed by the Company's Corporate Secretary, to determine whether, based on the facts and circumstances of the communication, a response on behalf of the Board or an individual director is appropriate. If a response on behalf of the Board or an individual director is appropriate, management may assist the Board or individual director in gathering all relevant information and preparing a response. Communications related to day-to-day operations, job inquiries, business solicitations, advertisements, and similar matters are typically directed to an appropriate member of management for a response. The Corporate Secretary may elect not to refer the following types of communications to the Board:

•	Product inquiries or suggestions,

•	Employee complaints that are neither significant nor material,

•	Routine complaints regarding the Company's products, and

•	Requests for donations.
The Company maintains a record of all stockholder and other external communications to the Board, which Board members may review at any time upon request. The Company's Senior Vice President/Chief Legal, HR & Compliance Officer/Corporate Secretary provides a periodic summary to the Chair of the Nominating and Governance Committee of stockholder and other external communications sent to the Board.
Director Independence
Under the applicable rules of the New York Stock Exchange, a majority of our Board of Directors must be independent. Our Board of Directors has affirmatively determined that each of the current directors, other than Christopher T. Metz, our Chief Executive Officer, has no material relationship with the Company and is independent. Our Audit, Nominating and Governance, and Management Development and Compensation Committees are each composed only of independent directors.
Annually, each director and executive officer completes a questionnaire that elicits information regarding entities with which they and their immediate family members are affiliated. Any person nominated for election as a director must also complete a questionnaire no later than the date he or she will be recommended for nomination by the Nominating and Governance Committee. Any person who becomes an executive officer must complete a questionnaire as soon as reasonably practicable thereafter. Our Nominating and Governance Committee reviews transactions and relationships disclosed in the director questionnaires. The Board of Directors makes a formal determination regarding each director's independence.
In order to qualify as independent, a director must qualify as independent under the applicable rules of the New York Stock Exchange and our Board of Directors must also affirmatively determine, in its business judgment and in consideration of all relevant facts and circumstances, that the director has no relationship with the Company that is material to that director's ability to be independent from management. The Nominating and Governance Committee and the Board have reviewed all transactions and relationships between the Company and our directors, their immediate family members, and entities with which they are affiliated and determined that they were made or established in the ordinary course of business and that the directors had no material relationship with the Company.
The Vista Outdoor Inc. Board of Directors

Name	Age
Michael Callahan	68
Mr. Callahan has served as a director of Vista Outdoor since February 2015. Mr. Callahan currently serves as the Chairman of the Board of Directors and recently served as our interim Chief Executive Officer from July to October 2017. Mr. Callahan previously served as the President and Chief Executive Officer of Aspen Partners, a Utah-based consultant to the outdoor sporting industry, since 2008. From 1990 until his retirement in 2008, Mr. Callahan served in various merchandising, marketing, management and senior executive positions with Cabela’s, Inc., a specialty retailer of hunting, fishing, boating, camping, shooting, and related outdoor recreation merchandise, most recently as Senior Vice President Business Development & International Operations. Prior to joining Cabela’s, Mr. Callahan spent 15 years working in the outdoor recreation industry. Mr. Callahan has been selected to serve as a director due to his operational, marketing and leadership experience gained through various senior positions in the sporting goods and outdoor industry.

Christopher T. Metz	52
Mr. Metz has served as a director and our Chief Executive Officer since October 2017. Prior to joining Vista Outdoor, Mr. Metz served as President and Chief Executive Officer of Arctic Cat Inc., a manufacturer of all-terrain vehicles, recreational off-road vehicles and snowmobiles, from December 2014 to March 2017. He served as a Managing Director of Sun Capital Partners, Inc. ("Sun Capital"), a global private equity firm, from 2005 to July 2014. Prior to joining Sun Capital, Mr. Metz worked for Black & Decker, a manufacturer of power tools, accessories, hardware, home improvement products, and technology based fastening systems, for over 13 years, serving in a variety of capacities, including President of its Hardware and Home Improvement Group from 1999 to 2005.

April H. Foley	70
Ambassador Foley has served as a director of Vista Outdoor since February 2015. Ambassador Foley served with the U.S. State Department as the Ambassador to Hungary from 2006 to 2009. Before her diplomatic service, she was First Vice President and Vice Chairman, and a member of the Board of Directors, of the Export-Import Bank of the United States from 2003-2005. She also served as Director of Business Planning of PepsiCo, Inc., a multinational food, snack, and beverage corporation, from 1981 to 1993. She is currently a director of Xerium Technologies, Inc. Ambassador Foley has been selected to serve as a director due to her global and government experience through her service as an Ambassador and experience in the analysis of financial performance and business plans. Ambassador Foley serves as a member of the Audit Committee and the Nominating and Governance Committee.

Mark A. Gottfredson	61
Mr. Gottfredson has served as a director of Vista Outdoor since February 2015. He is a leader in and was the former head of Bain & Company, Inc.’s performance improvement practice of Bain & Company, Inc. (“Bain”), a business management consultant. He recently led an engagement for the World Bank related to international trade and has worked with business leaders from many leading international corporations. He served on Bain’s board from 2008 to 2012. Until December 2017, he served as a director and member of the Audit Committee of Emerge Energy Services LP. Mr. Gottfredson has been selected to serve as director based on his extensive experience and proven ability advising boards and management on strategic decision making and business performance. Mr. Gottfredson serves as member of the Management Development and Compensation Committee and the Nominating and Governance Committee. Mr. Gottfredson is a CPA and Chartered Global Management Accountant.

Name	Age
Tig H. Krekel	64
Mr. Krekel has served as a director of Vista Outdoor since February 2015. He is Chairman and Founding Partner of Hudson Group, a South Carolina advisory services firm. He was the Vice Chairman and a partner of J.F. Lehman & Company, a New York private-equity investment bank, from 2003 to 2012. Before joining J.F. Lehman, Mr. Krekel served as President and Chief Executive Officer of Hughes Space and Communications and President of Boeing Satellite Systems, the world’s largest manufacturer of commercial and military communications satellites. Mr. Krekel serves as a director on the Board of Orbital ATK, Inc. Mr. Krekel has been selected to serve as a director due to his leadership, industry and financial experience as former chief executive officer of several large and complex businesses and corporate governance experience. Mr. Krekel serves as chairman of the Nominating and Governance Committee and as a member of the Audit Committee.

Gary L. McArthur	58
Mr. McArthur has served as a director of Vista Outdoor since February 2015. He has served as Executive Vice President and Chief Financial Officer of CH2M Hill, an engineering company that provides consulting, design and operations services since 2014. Prior to joining CH2M Hill, he worked more than 15 years for Harris Corporation, an international telecommunications equipment company, where he most recently served as Senior Vice President and Chief Financial Officer. Mr. McArthur has also been associated with Nextel Communications, Inc., Lehman Brothers, Inc. and Deloitte & Touche LLP and served on the boards of Terion Inc. and Live TV Co. Ltd. Mr. McArthur has been selected to serve as a director due to his extensive financial, management and complex problem solving experience. Mr. McArthur serves as chairman of the Management Development and Compensation Committee and as a member of the Audit Committee.

Robert M. Tarola	68
Mr. Tarola has served as a director of Vista Outdoor since February 2015. He is currently the president of Right Advisory LLC, a financial consulting firm. He currently serves as Chief Financial Officer of Southcoast Health System, a healthcare service provider. Prior to joining Southcoast, Mr. Tarola was associated with The Howard University where he served as CFO for four years. Prior to his time with Howard, he served as Chief Financial Officer for W.R. Grace & Co. for almost 10 years. Prior to W.R. Grace, he served as Chief Financial Officer of MedStar Health, Inc. and was an audit partner at PricewaterhouseCoopers LLP. He currently serves on the Board of Legg Mason Mutual Funds, XBRL International Inc., The American Kidney Fund and previously served on the board of TeleTech Holdings Inc. and is a CPA. Mr. Tarola has been selected to serve as director based on his extensive management experience and deep financial expertise. Mr. Tarola serves as chairman of the Audit Committee and as a member of the Nominating and Governance Committee.

Organization of the Board of Directors

Board Classification
The Company's Board of Directors is currently divided into three classes:

	Class	Term Expiration (Calendar Year)
Michael Callahan	I	2018
Robert Tarola	I	2018
April Foley	II	2019
Tig Krekel	II	2019
Gary McArthur	III	2020
Mark Gottfredson	III	2020
Christopher Metz	III	2020
Messrs. Callahan and Tarola were designated as Class I directors upon completion of our spin-off from Alliant Techsystems in 2015 (the “Spin-Off”), and have initial terms expiring at the annual meeting of stockholders on August 7, 2018. These directors have been nominated by the Board of Directors for reelection at the Annual Meeting, as described below under "Proposal 1 - Election of Directors."

Under our current certificate of incorporation, directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and thereafter will serve for a term of three years. At any meeting of stockholders for the election of directors at which a quorum is present, a director will be elected if the votes cast in favor of such nominee's election exceed the votes cast against, or withheld with respect to, such nominee; provided, however, that, if the Corporate Secretary of Vista Outdoor receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for directors set forth in the Company's amended and restated bylaws and such nomination has not validly been withdrawn, directors will be elected by a plurality of the votes cast.
Chairman of the Board
The Company's Board of Directors maintains strong independent leadership through an active and empowered Chairman. The Company's independent directors appointed Mr. Callahan as Chairman in November 2017. As Chairman, Mr. Callahan chairs executive sessions and other meetings of the independent directors and communicates, as appropriate, the results of those sessions or meetings to the Board and the Company's management. The Chairman’s other responsibilities are set forth in the Guidelines on Corporate Governance of Vista Outdoor Inc. that is available on the Company's website at www.vistaoutdoor.com by selecting Investors, then Corporate Governance and then Corporate Governance Guidelines. During the period in fiscal year 2018 Mr. DeYoung served as CEO and Chairman, Ambassador Foley served as the Lead Independent Director.
Meetings of the Board
The Company's Board of Directors holds four regularly scheduled meetings each fiscal year. In the fiscal year 2018, the Board of Directors held a total of ten meetings. The independent directors of the Board meet in executive session at each regularly scheduled Board meeting. As a general practice, Board members are expected to also attend our annual meetings of stockholders. Each of our Board members attended the August 2017 annual meeting of stockholders. Each director attended all of the meetings of the Board and applicable committees held in fiscal year 2018, except that Mr. McArthur missed one Board meeting and Mr. Gottfredson missed one meeting of the Management Development and Compensation Committee.

Committees of the Board of Directors
The Board of Directors has established three standing committees, the Audit Committee, the Nominating and Governance Committee, and the Management Development and Compensation Committee (the "MDCC" or "Compensation Committee"), in connection with the discharge of its responsibilities. Each member of these committees meets the independence requirements set forth in the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange and other requirements set forth in the applicable committee charters, which are available on the Company's website at www.vistaoutdoor.com by selecting Investors, then Corporate Governance and then Board Committee Charters. The current composition of the committees is listed in the table below with the Chair of each committee designated with a “C.”

	Nominating and Governance Committee	Audit Committee	Management Development and Compensation Committee
Christopher Metz
Michael Callahan		X	X
April Foley	X	X
Mark Gottfredson	X		X
Tig Krekel	C	X
Gary McArthur		X	C
Robert Tarola	X	C

At the May 2018 Nominating and Governance Committee meeting, the committee determined to change the composition of the committees of the Board as follows, effective immediately after the 2018 annual meeting of stockholders:

	Nominating and Governance Committee	Audit Committee	Management Development and Compensation Committee
Christopher Metz
Michael Callahan	X		X
April Foley	X		X
Mark Gottfredson	C	X
Tig Krekel		X	C
Gary McArthur	X	C
Robert Tarola		X	X

Audit Committee
The Audit Committee is primarily responsible for the integrity of the Company's consolidated financial statements, the Company's compliance with legal and regulatory requirements and the independence, qualifications and performance of the Company's independent registered public accounting firm. Specifically, these duties include: appointing, compensating, retaining and overseeing the Company's independent registered public accounting firm; reviewing the scope of the audit to be conducted by such firm, as well as the results of its audit; overseeing the Company's financial reporting activities, including the Company's annual and quarterly reports and the accounting standards and principles followed; overseeing the Company's compliance with its Code of Business Ethics; overseeing the Company's financial reporting process; approving audit and non-audit services provided to the Company by the independent registered public accounting firm; evaluating requests for waivers related to the Code of Business Ethics; overseeing the Company's legal and regulatory compliance; overseeing the Company's disclosure and internal controls; and preparing the report of the Audit Committee required by the rules and regulations of the Securities and Exchange Commission and included in this Proxy Statement. Further, in conjunction with the mandated rotation of the independent registered public accountant’s lead engagement partner, the Audit Committee will be involved in the selection of any new lead engagement partner. The Audit Committee is also responsible for oversight of financial risks, including the steps the Company has taken to monitor and mitigate these risks.
All of the Audit Committee members meet the independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission. The Board has identified Messrs. Tarola and McArthur as audit committee financial experts under the rules of the Securities and Exchange Commission. The Audit Committee holds four regularly scheduled meetings each fiscal year. In fiscal year 2018, the Audit Committee held at total of six meetings. Generally, the Audit Committee meets separately with the independent auditors and the Company's internal auditors at regularly scheduled meetings and periodically meets separately with management.
Management Development and Compensation Committee
The MDCC carries out the responsibilities delegated by the Board of Directors relating to the review and determination of executive compensation and approves or recommends, as applicable, compensation and incentive plans and programs. The MDCC also produces an annual report regarding executive compensation that has been included in this Proxy Statement. The MDCC also evaluates the performance of the Chief Executive Officer and other executive officers in light of established Company goals and objectives at least once per year and, based on these evaluations, approves (or make recommendations to the Board of Directors regarding approval when appropriate) the compensation of the Company's Chief Executive Officer and other executive officers. The MDCC is also responsible for overseeing the management of risks relating to the Company's executive compensation plans and arrangements. In addition, the MDCC has the sole authority to retain or obtain the advice of compensation consultants and other advisers and to determine the services to be provided and the fees for such services. The MDCC also considers the independence of compensation consultants and other advisers and assesses whether the work of any compensation consultant or advisor raises any conflict of interest. In addition, the MDCC works with management to devise and execute on an executive development plan and succession planning for the Company.
All of the MDCC members meet the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission. The MDCC holds four regularly scheduled meetings each fiscal year. In fiscal year 2018, the MDCC held a total of five meetings. Additional information regarding the MDCC's processes and procedures for establishing and overseeing executive compensation is disclosed below under the heading "Executive Compensation—Compensation Discussion and Analysis."
Nominating and Governance Committee
The Company's Nominating and Governance Committee is responsible for considering and reporting periodically to the Board of Directors on matters relating to the identification, selection and qualification of members of the Board of Directors and candidates nominated to the Board of Directors. The Nominating and Governance Committee also advises and makes recommendations to the Board of Directors with respect to corporate governance matters, oversees annual evaluations of the Board of Directors and is responsible for board succession planning. The Nominating and Governance Committee also receives and reviews, in accordance with the Company's amended and restated bylaws, stockholder recommendations for director candidates. The Nominating and Governance Committee periodically reviews the Company's policies related to such recommendations. The Nominating and Governance Committee, in its role of reviewing and maintaining the Company's Guidelines on Corporate Governance, also manages risks associated with the independence of the Board of Directors and potential conflicts of interest.
All of the Nominating and Governance Committee members meet the independence requirements of the New York Stock Exchange. The Nominating and Governance Committee holds two regularly scheduled meetings each fiscal year. In fiscal year 2018, the Nominating and Governance Committee held a total of three meetings.
Annual Director Evaluations
The Nominating and Governance Committee leads an annual self-evaluation of the functioning and effectiveness of the Board, as a whole, each Committee and each director. The centerpiece of this process is the analysis of a comprehensive self-assessment questionnaire completed by each director. The directors' responses to the questionnaire provide a critical evaluation by the directors of the Board’s performance, including as assessment of its agendas, informational needs, composition, processes, dynamics and effectiveness, as well as a director by director evaluation in terms of skill sets and contribution. At the end of the process, opportunities for improvement are identified by the Nominating and Governance Committee and Board.
Periodically, including this year at the Board and Committee meetings held in March 2018, the evaluation process is administered by our outside counsel. Each director completes the questionnaire and provides suggestions and feedback to our outside counsel, who then summarizes the results of the assessment and provides recommendations for improvements, to our Nominating and Governance Committee and Chairman. This process allows directors to anonymously provide feedback.
Director Qualifications and Selection Process
The Board has delegated the identification, screening and evaluation of director candidates to the Nominating and Governance Committee. The Nominating and Governance Committee retains from time to time a search firm to help identify, screen and evaluate director candidates. The Nominating and Governance Committee will also consider qualified candidates for

Board membership submitted by stockholders, as described below, or by members of the Board of Directors. The Nominating and Governance Committee interviews the candidates who meet the director qualification standards described above, selects the candidates who best meet the Board's needs, and then recommends to the Board the director nominees for election to the Board.
In evaluating potential director nominees, the Nominating and Governance Committee seeks to ensure that the Board of Directors includes a range of talents, ages, skills, diversity and expertise, particularly in the areas of accounting and finance, management, domestic and international markets, governmental/regulatory, leadership and industry experience, sufficient to provide sound and prudent guidance with respect to the Company's operations and interests.
The Nominating and Governance Committee will consider stockholder recommendations for nominees to the Board. If you wish to recommend a prospective candidate for the Board, you should submit the candidate's name and written information in support of the recommendation to: Corporate Secretary, Vista Outdoor Inc., 262 North University Avenue, Farmington, Utah 84025. Additional information regarding the requirements for nominating a person for election as a director at the annual meeting of stockholders is described under the heading "Future Stockholder Proposals" near the end of this proxy statement. Director candidates recommended by stockholders will be considered under the same criteria as candidates recommended by the Nominating and Governance Committee.
The Board's Role in Risk Oversight
While the Company's management is responsible for the day-to-day management of risks, the Board of Directors has broad oversight responsibility for the Company's risk management programs. Company management is charged with adequately identifying material risks that the Company faces in a timely manner; implementing management strategies that are responsive to the Company’s risk profile and specific material risk exposures; evaluating risk and risk management with respect to business decision-making throughout the Company; and efficiently and promptly transmitting relevant risk-related information to the Board or appropriate committee, so as to enable them to conduct appropriate risk management oversight. The Board receives reports on enterprise risk management at least once a year.
The Board of Directors exercises risk management oversight and control, both directly and indirectly through board committees. The Board of Directors regularly reviews information regarding the Company's credit, liquidity and operations, including the risks associated with each. The MDCC is responsible for overseeing the management of risks relating to the Company's executive compensation plans and arrangements. The Audit Committee is responsible for oversight of financial risks, including the steps we have taken to monitor and mitigate these risks. The Nominating and Governance Committee, in its role of reviewing and maintaining the Company's Guidelines on Corporate Governance, manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports and by the Chief Executive Officer about the known risks to the Company's strategy and business.
Compensation Committee Interlocks and Insider Participation
None of the members of the MDCC has ever served as an officer or employee of the Company or has any relationships with the Company requiring disclosure below under the heading "Related Person Transactions." Since the beginning of the last fiscal year, no executive officer of the Company has served on the compensation committee or board of any company that employs a director of the Company.
Stock Ownership Guideline for Non-Employee Directors
The Board has established a stock ownership guideline for non-employee directors of a number of shares of Vista Outdoor common stock equal in value to five (5) times the amount of the annual cash retainer paid to members of the Board of Directors, or $375,000. The Nominating and Governance Committee of the Board reviews the stock ownership of each incumbent director annually prior to the Committee's recommendation to the Board of the nominees for election as directors at the annual meeting of stockholders. Shares of Vista Outdoor common stock owned outright and restricted stock and deferred stock units granted under the Company's 2014 Stock Incentive Plan are all counted for the purpose of meeting the stock ownership guideline. All non-employee directors are currently in compliance with these guidelines.

RELATED PERSON TRANSACTIONS
The Company is required to disclose material transactions by Vista Outdoor in which ''related persons'' have a direct or indirect material interest. Related persons include any director, nominee for director, executive officer of Vista Outdoor, any immediate family members of such persons and any persons known by Vista Outdoor to be beneficial owners of more than 5% of Vista Outdoor's voting securities. Based on information available to the Company and provided by the Company's directors and executive officers, the Company does not believe that there have been any transactions since March 31, 2017 that would be required to be disclosed as a "related person transaction" pursuant to the applicable rules of the Securities and Exchange Commission.
The Company has a written policy and procedures for the review, approval or ratification of transactions, arrangements or relationships involving the Company and its directors, nominees for director, executive officers, any immediate family members of such persons and any persons known by Vista Outdoor to be beneficial owners of more than 5% of the Company's voting securities. Pursuant to the Company's Related Person Transactions Policy, the Nominating and Governance Committee is responsible for approving or ratifying, as applicable, any transactions with related persons that would be disclosable pursuant to applicable Securities and Exchange Commission rules. In considering such transactions, the Nominating and Governance Committee considers the relevant facts and circumstances available to it regarding the transaction, including the material facts as to the director's or officer's relationship to or interest in the transaction. The Nominating and Governance Committee approves or ratifies, as the case may be, a transaction if it determines, in good faith, that the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. Any member of the Nominating and Governance Committee who has an interest in the transaction under consideration must abstain from voting on the approval or ratification of the transaction, but may, if so requested by the Chair of the Nominating and Governance Committee, participate in all or some of the Nominating and Governance Committee's discussions of the transaction.

DIRECTOR COMPENSATION
Summary Compensation Information
Generally, only non-employee directors receive compensation for their service on the Board of Directors. However, during a portion of fiscal year 2018, Michael Callahan, our Chairman, served as interim Chief Executive Officer, and received compensation for his roles both as interim Chief Executive Officer and service on the Board of Directors.
The compensation payable pursuant to the Company's current compensation program for non-employee directors is as follows:

•	an annual award of restricted stock units, valued at $110,000 at the time of grant;

•	an annual cash retainer of $75,000;

•	an annual cash retainer of $75,000 for the independent Chairman of the Board;

•	an annual cash retainer of $25,000 for the Lead Independent Director of the Board;

•	an annual cash retainer of $20,000 for the Chair of the Audit Committee, $15,000 for the Chair of the MDCC, and $10,000 for the Chair of the Nominating and Governance Committee; and

•	an annual cash retainer of $10,000 for each other member of the Audit Committee, $7,500 for each other member of the MDCC, and $5,000 for each other member of the Nominating and Governance Committee.
The annual restricted stock unit award is granted following the annual meeting of stockholders each year. Cash amounts are paid in a lump sum following the annual meeting of stockholders each year. The Company does not pay any additional fees for Board and Committee meetings attended.
Non-Employee Director Restricted Stock Unit Awards
As described above, each non-employee director receives an award of restricted stock units under the Company's 2014 Stock Incentive Plan following each annual meeting of stockholders. The stock awards have a market value of $110,000, as determined by the closing market price of Vista Outdoor common stock on the date of grant.
Restricted stock unit awards are granted pursuant to restricted stock unit agreements that generally provide for vesting on the one-year anniversary of the grant date. The awards will accelerate and vest earlier, however, in connection with a change in control or if the director ceases to serve as a member of the Board as a result of disability, death or pursuant to a retirement that is approved in the sole discretion of the Board. Except as provided in the previous sentence, if a director ceases to be a member of the Board prior to vesting, the director forfeits all rights in unvested restricted stock units and deferred stock units (described below), as applicable.
Non-employee directors may elect to receive deferred stock units in lieu of the restricted stock units. In general, directors must make these deferral elections by the end of the calendar year preceding the date of the grant of restricted stock units. The deferred stock units are subject to the same vesting terms described above, but directors who make such a deferral election will have no rights as stockholders of Vista Outdoor with respect to deferred stock units upon vesting. Payment of vested deferred stock units will be made in a lump sum in an equal number of shares of unrestricted common stock upon the time specified in the director's deferral election or, if earlier, the director's termination of service on the Board of Directors.
Expense Reimbursement
Non-employee directors are reimbursed for travel and other expenses incurred in the performance of their duties.

Director Compensation (Fiscal Year 2018)
The following table shows the annual retainer and fees earned by the Company's non-employee directors for the fiscal year ended March 31, 2018 and either paid in cash or deferred at the election of the director. Compensation paid to Michael Callahan for his service on the Board of Directors is included in the Summary Compensation Table and the tables that follow it. The table also shows the aggregate grant date fair value of stock awards computed in accordance with generally accepted accounting principles in the United States. Additional information regarding the restricted stock unit awards and deferred stock units is provided in footnote 2 below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
April H. Foley	$115,000	$109,977	$1,250	$226,227
Mark A. Gottfredson	$87,500	$109,977	$1,000	$198,477
Tig H. Krekel	$95,000	$109,977	$—	$204,977
Gary L. McArthur	$100,000	$109,977	$2,500	$212,477
Robert M. Tarola	$100,000	$109,977	$2,500	$212,477

(1)
This column shows the grant date fair value computed in accordance with generally accepted accounting principles in the United States. The amounts represent restricted stock unit awards and deferred stock units that are paid in shares of Vista Outdoor common stock and calculated based on the number of shares granted multiplied by the closing price per share of Vista Outdoor common stock on the date of grant. The amounts do not reflect the actual amounts that may be realized by the directors. On August 1, 2017, each non-employee director received 4,666 shares of restricted stock units or deferred stock units, depending on their election, with a closing price per share of Vista Outdoor common stock on the date of grant of $23.57. No other equity awards were made to our directors during the fiscal year ended March 31, 2018.

(2)	The aggregate number of shares of restricted common stock, restricted stock units and deferred stock units held by each non-employee director as of March 31, 2018 were as follows:

Name	Shares of Restricted Stock and Restricted Stock Units	Deferred Stock Units
April H. Foley	4,666	5,857
Mark A. Gottfredson	4,666	—
Tig H. Krekel	—	22,740
Gary L. McArthur	—	4,666
Robert M. Tarola	4,666	—

(3)
The amount reported in this column includes Company matching contributions to certain non-profit organizations selected by the directors. None of the non-employee directors received an aggregate of $10,000 or more of perquisites or other personal benefits from the Company in fiscal year 2018.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Introduction
This Compensation Discussion and Analysis explains how our MDCC made decisions related to the compensation for our executive officers, including the executive officers named in this proxy statement for the fiscal year ended March 31, 2018 (referred to as fiscal year 2018). References to a “fiscal year” in this Compensation Discussion and Analysis section and in the Named Executive Officer Compensation Tables that follow refer to the fiscal year ended March 31 of that year.
Our "named executive officers" for fiscal year 2018 are:

•	Christopher T. Metz, Chief Executive Officer and Director beginning October 9, 2017

•	Mark W. DeYoung, Former Chairman and Chief Executive Officer through July 11, 2017

•	Michael Callahan, Chairman and Former Interim Chief Executive Officer from July 11, 2017 through October 9, 2017

•	Anneliese Rodrigues, Vice President, Financial Planning & Analysis and Former Interim Principal Financial Officer from February 2, 2018 through April 16, 2018

•	Stephen M. Nolan, Former Senior Vice President and Chief Financial Officer through February 1, 2018

•	Scott D. Chaplin, Senior Vice President/Chief Legal, HR & Compliance Officer/Corporate Secretary

•	David D. Allen, Group President, Outdoor Products

•	Robert J. Keller, Former President, Shooting Sports through November 17, 2017
Payments to Former Executive Officers and Chief Executive Officers
Our Company experienced turnover in our senior leadership team in fiscal year 2018 as a result of our Board taking steps to address disappointing corporate performance and reinvigorate the Company's leadership. Severance and other payments were made to our former named executive officers in connection with their departures in amounts provided for under their existing employment arrangements and the Vista Outdoor Inc. Executive Severance Plan.

The severance amounts paid to Mr. DeYoung, combined with the salary and bonus paid to Mr. Callahan during his interim service as our Chief Executive Officer ("CEO"), and the payments made to recruit and employ Mr. Metz, our current CEO, in the aggregate, significantly exceed compensation paid to the CEO by the Company in prior fiscal years where we had just a single CEO. Please see the Named Executive Officer Compensation Tables below for a fulsome discussion of the compensation of our former, interim and current CEOs.

The Board's efforts to reinvigorate Vista Outdoor's leadership are already producing results. Under the leadership of our current CEO and the guidance of the independent members of the Board, on May 1, 2018, the Company announced its strategic business transformation plan, designed to allow the Company to focus its resources on pursuing growth in its core product categories. The plan was a result of a comprehensive evaluation of the brands within our current portfolio based on their ability to serve the Company's target consumer; create cross-selling and other similar synergy opportunities; achieve market leading positions and leadership economics; and demonstrate omni-channel distribution capabilities. As a result of this evaluation, the Company has shifted its focus to achieving growth through its market-leading brands in ammunition, hunting and shooting accessories, hydration bottles and packs, and outdoor cooking products through its plan to explore strategic options for assets that fall outside of these core product categories. The Company expects that the execution of this process will significantly reduce the Company's leverage, improve financial flexibility and the efficiency of its capital structure, and provide additional resources to reinvest in core product categories, both organically and through acquisition.
Company Performance in Fiscal Year 2018
Key financial results and developments in fiscal year 2018 included:

•	Annual sales of $2,308,463 and $2,546,892 for the fiscal years 2018 and 2017, respectively.

•	Gross profit was $520,962 and $669,186 for the fiscal years 2018 and 2017, respectively.

•	During the fiscal year ended March 31, 2018, net cash provided by operating activities was $252,355.

•
In June 2017, we announced changes to our qualified and non-qualified defined benefit pension plans. As a result of the changes, we recognized a one-time gain of $5,783 during the quarter ended July 2, 2017.

•	In May 2017, we signed a long-term agreement with Orbital ATK for the supply of ammunition products produced at the Lake City Army Ammunition Plant from February 2018 through September 2020.

•	The Eyewear business (consisting of the Bollé, Serengeti and Cébé brands) was classified as held for sale during the third quarter of fiscal 2018.

For fiscal year 2018, annual cash incentive payments paid to named executive officers were below target levels, and only a small portion of the performance shares tied to fiscal year 2016-2018 performance became vested as of March 31, 2018, which the MDCC believes supports the conclusion that the Company’s compensation program appropriately aligns incentives to financial performance and creates accountability for the Company’s named executive officers.
Executive Compensation Philosophy
The overall objective of the Company's executive compensation program is the same as the goal for operating the Company: to create long-term stockholder value. The program is intended to provide a competitive compensation package to our executives in order to attract, motivate and retain a talented executive leadership group that is dedicated to the long-term interests of our stockholders.
Significant elements of our executive officers' compensation are tied to financial and operating performance and are intended to drive sustained long-term stockholder value. Long-term incentives are delivered in the form of performance shares, stock options and restricted stock units ("RSUs").
Executive compensation decisions are based on three fundamental principles:

1.
Performance based – Incentive compensation is designed to drive strong financial performance with the intent of creating stockholder value. Executive compensation varies in relation to the Company's financial performance and stock price performance.

2.	Aligned with stockholder interests – Vista Outdoor will achieve the best results for its stockholders when its executives act and are rewarded as owners in the business.

•
A significant portion of our total executive pay opportunities comes through equity-based incentives - 60% or greater of the total opportunity for our Chief Executive Officer role, and an average of 43% for our other named executive officers.

•
Executive officers, including the CEO, are required to retain at least 50% of the net shares (remaining after taxes are withheld) received as compensation and to hold such shares until the executive leaves the Company.

3.
Designed to attract and retain quality talent –Vista Outdoor must offer a competitive total compensation package to our executives in order to attract and retain a talented executive leadership group. To ensure that we remain competitive and promote executive retention, Vista Outdoor regularly reviews competitive market information for both direct and indirect compensation.

•
Total direct compensation (base salary, annual incentive, long-term incentive) is benchmarked against a company specific peer group of close business competitors of comparable size. This custom peer group is referred to as the "Compensation Peer Group." We also consider reported information from leading compensation surveys when assessing the competitiveness of our executive pay opportunities. The Company's process for determining compensation is described in more detail below.

•	Indirect compensation programs (benefits) are evaluated separately from direct compensation through the Company's regular benefits review and benchmarking process.
The objectives and principles described above informed the MDCC's decisions with respect to fiscal year 2018 compensation paid to our named executive officers.

Mr. Metz joined the Company in October 2017, over half-way through the Company's fiscal year 2018. In order to incentivize Mr. Metz to join Vista Outdoor during a challenging time for the industry, the MDCC awarded Mr. Metz a flat cash bonus of $500,000 for fiscal year 2018. This amount roughly approximates his annual cash incentive target amount, pro-rated for the number of days he was employed during fiscal year 2018. Further, his offer letter also provides a minimum amount of $500,000 for his annual incentive award for fiscal year 2019, in order to incentivize and retain Mr. Metz given the anticipated timing of the implementation of strategic and operational improvements. Any achievement above such minimum annual incentive amount would be tied to the Company's actual financial performance for fiscal year 2019. The MDCC also awarded Mr. Metz long-term incentives for fiscal year 2019 in the form of performance shares, RSUs and stock options, which constitute 62% of Mr. Metz's total compensation. The performance based long-term incentives (performance shares and stock options) constitute 70% of Mr. Metz's total long-term incentives, tying a substantial portion of his compensation to the Company's long-term financial, operating and market performance going forward.
Key Governance Principles and Executive Compensation Practices

•	Vista Outdoor's recoupment (clawback) policy reserves the right of the MDCC to recoup incentive awards from executive officers if there is a material restatement of the Company's financial results.

•	No stock options granted with an exercise price below market value on the date of grant.

•	No repricing of equity awards without stockholder approval, except in the case of certain stock splits, spin-offs or other forms of equity restructuring.

•	A double-trigger provision in our change-in-control severance plan, and no tax gross-ups paid on change-in-control benefits.

•	A stock holding requirement for executive officers.

•	No hedging or pledging of Vista Outdoor stock by our directors and officers.

•	Retention by the MDCC of a compensation consultant to provide independent, third-party advice on executive compensation.

Determination of Compensation
The MDCC consists entirely of independent directors and is responsible for setting the Company's compensation policies and approving the compensation paid to executive officers. To assist the MDCC, the MDCC has selected Semler Brossy Consulting Group, LLC ("Semler Brossy") as their compensation consultant. After considering the following six factors with respect to Semler Brossy: (i) the provision of other services to us by Semler Brossy; (ii) the amount of fees received from us by Semler Brossy, as a percentage of the total revenue of Semler Brossy; (iii) the policies and procedures of Semler Brossy that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Semler Brossy consultant with a member of the Compensation Committee; (v) any of our stock owned by the Semler Brossy consultants; and (vi) any business or personal relationship of the Semler Brossy consultant or Semler Brossy with any of our executive officers, the MDCC has concluded that no conflict of interest exists with respect to its engagement of Semler Brossy.
Before the MDCC approves compensation for the Company's named executive officers for a fiscal year, it will review the Company's executive compensation program to (1) assess ongoing market competitiveness and (2) consider both Company and individual performance.
The Company uses a Compensation Peer Group to benchmark executive compensation for officers in similar positions at comparable companies. The Company, with the help of Semler Brossy, created a Compensation Peer Group for Vista Outdoor. The Compensation Peer Group for fiscal year 2018 was made up of 22 consumer products companies with comparable sizes and business focus. Key characteristics of the Compensation Peer Group include:

•	Multiple Product Spaces – product lines catering to a wide variety of end-consumers.

•	Portfolio of Brands – active management of multiple brands.

•	Manufacturing Component – clear in-house manufacturing capabilities and the associated management tasks.

The Compensation Peer Group used to set executive officer compensation for fiscal years 2018 and 2019 consisted of the following 22 companies:

American Outdoor Brands Corporation (fka Smith & Wesson Holding Corp)	Hasbro, Inc.
B&G Foods, Inc.	Helen of Troy Ltd.
Brunswick Corp.	J&J Snack Foods Corp.
Callaway Golf Co.	Mattel, Inc.
Central Garden & Pet Co.	Pinnacle Foods, Inc.
Church & Dwight Co., Inc.	Polaris Industries Inc.
Columbia Sportswear Co.	PVH Corp.
Edgewell Personal Care Co.	Revlon, Inc.
Garmin Ltd.	Spectrum Brands Holdings, Inc.
G-III Apparel Group Ltd.	Tupperware Brands Corp.
Hanesbrands, Inc.	Under Armour, Inc.

In addition to the Compensation Peer Group, the MDCC also considers reported pay data from leading compensation surveys, including the most current Towers Watson CDB Executive Compensation Survey and Aon Hewitt TCM Survey.
The MDCC reviewed multiple market reference points for each executive officer as a guide to establish a targeted level of total direct compensation (base salary, annual incentives, and long-term incentives) for each executive officer position. The CEO then made recommendations to the MDCC on the pay levels for officers (other than himself) based on the CEO's assessment of the officer's performance. The MDCC considered similar data for Mr. Metz in connection with the extension of his offer of employment during fiscal year 2018.
The MDCC will continue to evaluate the Compensation Peer Group to ensure comparability, and may make changes to the Compensation Peer Group for purposes of evaluating the competitiveness of the Company's executive compensation program for future periods. The MDCC retains discretion to make adjustments such that the compensation of individual executive officers may be above or below the market references. The level of compensation for the Company's CEO is determined solely by the MDCC, with information and support from Semler Brossy.
2017 Say-on-Pay Vote
At the Company's 2017 annual meeting of stockholders, the Company submitted its executive compensation programs to an advisory stockholder vote. The stockholders overwhelmingly approved the Company's executive compensation policies and programs, with 97.1% of shares voted in favor of the proposal. The MDCC interpreted this result to mean that the Company's stockholders are supportive of the Company's executive compensation philosophy and program and did not make any changes thereto as a result of such vote.
Elements of the Company's Executive Compensation Program
The primary elements of the Company's executive compensation program are:

Compensation Element	Fundamental Principle Served	Objective	Competitive Positioning
Base salary	Designed to attract and retain quality talent	To provide a fixed level of cash compensation for sustained individual performance, based on level of responsibility, performance, and experience	Targeted at the 50th percentile of the market data described above
Annual incentive	Performance based/aligned with stockholder interests	To focus attention on and reward executives for their contributions to the Company's annual financial and operational performance	Target opportunities are targeted at the 50th percentile of the market data described above
Long-term compensation	Performance based/aligned with stockholder interests	To align management's interests with those of the Company's stockholders through the use of stock incentive programs that help drive stockholder value over time and support retention of our executives	Target award values are targeted at the 50th percentile of the market data described above
Benefits	Designed to attract and retain quality talent	To provide a competitive total compensation program and support the retention of key executive talent	In line with peers and general market
Perquisites	Designed to attract and retain quality talent	Minimal benefits, with careful consideration to only those where perceived benefit by the executive is greater than the cost to the Company	In line with peers
The various elements afford flexibility in designing an executive compensation package and allow the MDCC to focus executive officers' efforts on both short-term and long-term business objectives. Prior to the beginning of each fiscal year, the MDCC meets at a regularly scheduled meeting to establish base salary and annual and long-term incentive compensation levels for the Company's executive officers for the following fiscal year. The MDCC approves all grants of equity awards to executive officers, and Vista Outdoor does not backdate, reprice or grant equity awards retroactively.

Compensation for Fiscal Year 2018
Base Salaries
The MDCC conducted its review of our executive officers' base salaries at the MDCC's February and March 2017 meetings and approved the fiscal year 2018 base salaries for each named executive officer listed in the table that follows. The MDCC determined that the increases for Messrs. Nolan, Chaplin and Keller were necessary in order to remain competitive with the market.

Name	Base Salary for FY18	Percentage Increase
Mr. DeYoung	$1,081,500	—%
Mr. Nolan	$515,000	3.0%
Mr. Chaplin	$476,890	3.0%
Mr. Allen	$400,000	—%
Mr. Keller	$386,250	3.0%
Mr. DeYoung agreed to forgo a salary increase for fiscal year 2018. Mr. Allen did not receive an increase for fiscal year 2018 given that he received a promotion during fiscal year 2017 to President, Outdoor Products, which included an increase in his base salary from $380,000 to $400,000 (a 5.3% increase).
Mr. Metz's base salary of $1,000,000 was approved by the MDCC at the time he was elected Chief Executive Officer on October 5, 2017. The base salary for Ms. Rodrigues is determined by the Chief Financial Officer and is established based on her annual performance review generally held in June. Her base salary for the fiscal year 2018 was $210,000.
Annual Incentive Compensation Payouts for Fiscal Year 2018
Annual incentive compensation is typically paid under the Company's Executive Officer Incentive Plan, a cash-based pay-for-performance plan. In May 2017, the MDCC determined that earnings before interest and taxes ("EBIT"), sales and free cash flow were the appropriate measures to drive annual Company financial performance. Sales is defined in accordance with generally accepted accounting principles and free cash flow is defined as cash provided from operations less capital expenditures plus asset sales. The performance goals were weighted 33% on the Company’s EBIT, 34% on the Company’s sales and 33% on the Company’s free cash flow. The target level of performance established for each performance goal was based on the Company's financial performance expectations for fiscal year 2018. The target levels of performance were considered by the MDCC and management to be challenging but achievable when set.
In May 2018, the MDCC evaluated the Company's results on each of the performance goals for the fiscal year ended March 31, 2018 and determined that the Company's financial performance did not achieve the threshold performance levels for EBIT, but achieved above threshold and above target performance goals for sales and cash flow, respectively. The overall results were:

Corporate
Goals ($ in Millions)	Threshold Performance Goal	Target Performance Goal	Maximum Performance Goal	Reported Results
Sales	$2,178	$2,420	$2,662	$2,308
EBIT	$150	$166	$183	$77
Cash Flow*	$171	$190	$209	$203
*Cash flow was defined to be cash provided from operations less capital expenditures plus asset sales.

Outdoor Products (OP)
Goals ($ in Millions)	Threshold Performance Goal	Target Performance Goal	Maximum Performance Goal	Reported Results
Sales	$2,178	$2,420	$2,662	$2,308
EBIT	$150	$166	$183	$77
Cash Flow*	$171	$190	$209	$203
OP Sales	$1,115	$1,240	$1,365	$1,149
OP Gross Profit	$302	$336	$370	$281
OP DIO	128	119	113	94
*Cash flow was defined to be cash provided from operations less capital expenditures plus asset sales.

Shooting Sports (SS)
Goals ($ in Millions)	Threshold Performance Goal	Target Performance Goal	Maximum Performance Goal	Reported Results
Sales	$2,178	$2,420	$2,662	$2,308
EBIT	$150	$166	$183	$77
Cash Flow*	$171	$190	$209	$203
SS Sales	$1,120	$1,245	$1,370	$1,159
SS Gross Profit	$284	$316	$348	$235
SS DIO	75	70	66	73
*Cash flow was defined to be cash provided from operations less capital expenditures plus asset sales.
The following table sets forth the threshold, target and maximum annual incentive compensation amounts established by the MDCC, and the actual cash incentive paid for fiscal year 2018 performance to each of the named executive officers:

	FY2018 Annual Cash Incentive Amounts			Actual
	Threshold	Target	Maximum	Incentive Paid
Mr. Metz	$—	$500,000	$—	$500,000
Mr. DeYoung	$181,368	$362,736	$725,472	$297,081
Mr. Callahan	$—	$400,000	$—	$400,000
Ms. Rodrigues	$35,614	$71,228	$142,456	$58,336
Mr. Nolan	$162,438	$324,875	$649,750	$266,073
Mr. Chaplin	$154,990	$309,979	$619,958	$253,873
Mr. Allen	$128,956	$257,911	$515,822	$218,709
Mr. Keller	$69,266	$138,531	$277,062	$88,521

Actual amounts paid were interpolated on a straight-line basis between the threshold and target. The annual incentive payments to Messrs. Metz and Callahan for fiscal year 2018 were made without regard to Company financial performance, in Mr. Metz's case to incentivize him to join the Company as its new CEO (as noted above), and in Mr. Callahan's case in recognition of the fact that his primary responsibility as interim CEO was to ensure an orderly transition and successful search for a new CEO. Annual incentive payments described above are pro-rated, as applicable, based on the number of days an executive was employed during the fiscal year, as well as for any changes in annual incentive targets during the fiscal year.
Payout of Fiscal Year 2016-2018 Performance Shares
In March 2015, performance shares were granted to certain named executive officers (Messrs. DeYoung, Nolan and Chaplin) and other key employees of the Company. The awards had a performance period from April 1, 2016 through March 31, 2018 and were contingent on the Company achieving the following performance goals:

Component	Weight	Metric
Return on Invested Capital (ROIC)	30%	ROIC was calculated as the Company's average ROIC over the three-year performance period to determine the payout as follows:
			ROIC	% of Target Payout
		Threshold	6.9%	50%
		Target	8.1%	100%
		Maximum	9.3%	200%

Total Stockholder Return (TSR)	35%
TSR was calculated over the three-year performance period and compared to the S&P Midcap 400 Index (excluding companies in the financial sector). The average of the closing stock prices on the 30 trading days prior to the start and prior to the end of the three-year performance period was used in the calculation. Vista Outdoor's results were compared to the S&P Midcap 400 Index (excluding companies in the financial sector) to determine the payout as follows:

			Percentile Achievement	% of Target Payout
		Threshold	25th	50%
		Target	50th	100%
		Maximum	75th	200%

Revenue Growth ($ in million)	35%	Annual revenue growth goals were set for each year of the three-year cycle. The three annual payout percentages were then averaged to determine the final payout for this component as follows:
			FY16 Revenue Growth Metric	FY17 Revenue Growth Metric	FY18 Revenue Growth Metric	% of Target Payout
		Threshold	$1,995	$2,600	$2,178	50%
		Target	$2,100	$2,735	$2,420	100%
		Maximum	$2,200	$2,875	$2,662	200%

 In May 2018, the MDCC determined the following with respect to the achievements of the performance metrics:

Fiscal Year 2016-2018 Results

Revenue Growth Metric
FY16 Achievement	160%
FY17 Achievement	0%
FY18 Achievement	77%
Achievement	79%
Payout	27.7%

Total Stockholder Return
Percentile Rank	3%
Payout	0%

ROIC
3 Year Net Operating Profit After Tax	$126
3 Year Invested Capital	2,462
Calculated ROIC	5%
Target	8%
Payout	0%
Based on the Company’s performance results, the MDCC determined that the following Fiscal Year 2016-2018 performance shares had been earned at 27.7% of target and approved the following share payout amounts:

Fiscal Year 2016-2018 Performance Shares
Executive	April 1, 2015 - March 31, 2018
	Total Shares Granted	Overall Payout	Proration	Payout Shares
Mark DeYoung(1)	40,935	27.7%	75.98%	8,615
Stephen Nolan(1)	7,695	27.7%	94.7%	2,018
Scott Chaplin	6,140	27.7%	—	1,700
(1) Messrs. DeYoung and Nolan have received prorated Fiscal Year 2016-2018 performance share payouts based on the days employed with Vista Outdoor throughout the performance period.
Special One-Time Cash Retention Award for Mr. Allen
In November 2017, the Company awarded Mr. Allen a one-time special cash award of $500,000 to retain his services during the chief executive officer transition. Mr. Allen’s award will be paid in a single payment following November 7, 2019, provided that he remains employed by the Company through such date.

Fiscal Year 2019 Compensation Decisions
What follows is a discussion of the fiscal year 2019 compensation decisions of the MDCC with respect to the named executive officers. Compensation for Ms. Rodrigues for fiscal year 2019 was determined by the Chief Financial Officer and is discussed separately below.
Base Salaries
The MDCC conducted its review of our current executive officers' base salaries at the MDCC's February and March 2018 meetings and approved the current base salaries for each named executive officer as set forth below:

Name	Base Salary for FY19	Percentage Increase
Mr. Metz	$1,000,000	—%
Mr. Chaplin	$486,428	2%
Mr. Allen	$440,000	—%
Mr. Metz's base salary for fiscal year 2019 was not increased given his recent hire in October 2017. Mr. Allen did not receive an increase for fiscal year 2019 given that he received a promotion during fiscal year 2018 to Group President, Outdoor Products, which included an increase in his base salary from $400,000 to $440,000 (a 10% increase).
Annual Incentive Compensation
The goal-setting process for the Company's annual incentive compensation program begins with the CEO working with the MDCC to establish performance measures that will provide the appropriate incentives to management for achieving the Company's annual financial goals. The CEO then works with management to design internal strategic business plans to achieve the annual financial goals. The annual financial goals and strategic business plans are then presented to Vista Outdoor's Board of Directors for discussion and approval. The MDCC considers the strategic business plans as presented to the Board of Directors when approving the performance goals for executive officer annual incentive compensation.
In May 2018, the MDCC set the performance goals for the annual incentive compensation program for the fiscal year ending March 31, 2019 under the Company's Executive Officer Incentive Plan. The MDCC determined that Company EBIT and free cash flow are the appropriate measures for fiscal year 2019, consistent with the ongoing strategic reset and the organization's near-term performance focus. For Mr. Allen, Outdoor Products Segment EBIT is defined in accordance with generally accepted accounting principles (GAAP). Company free cash flow is defined as cash provided from operations less capital expenditures plus asset sales. For Mr. Allen, Segment cash flow is determined as follows: adjusted EBIT, plus depreciation, amortization and working capital changes, less capital expenditures, each in accordance with GAAP.
For named executive officers other than Mr. Allen, the performance goals are weighted 70% on the Company's EBIT and 30% on the Company's free cash flow. For Mr. Allen, the performance goals are weighted 70% on the Outdoor Products Segment's EBIT and 30% on the Outdoor Products Segment's cash flow.
The target level of performance established for each performance goal is based on the Company's or Segment's, as applicable, financial performance expectations for fiscal year 2019. The target levels of performance are considered by the MDCC and management to be challenging but achievable, when set. Vista Outdoor is not providing any guidance, nor updating any prior guidance of its future performance, by reference to these targets.
When setting the performance goals, the MDCC also specified that, in determining and calculating the performance results at the end of the fiscal year, adjustments could, in the MDCC's sole discretion, be made (in accordance with the provisions of the Executive Officer Incentive Plan) to eliminate the negative or positive effects of:

•	charges for extraordinary items and other unusual or non-recurring items of loss or gain;

•	asset impairments; litigation or claim judgments or settlements;

•	changes in the Internal Revenue Code or tax rates;

•	changes in accounting principles (including the impact of any changes in accounting policies);

•	changes in other laws, regulations or other principles affecting reported results;

•	charges relating to restructurings, discontinued operations, severance and contract termination and other costs incurred in rationalizing certain business activities;

•
gains or losses from the acquisition or disposition of businesses or assets (including the operating results and related transaction costs of any acquisition or disposition of businesses or assets) or from the early extinguishment of debt; and

•	foreign currency exchange gains or losses.
Actual performance will be measured following the end of the performance period. The MDCC retains the discretion to adjust incentive payment amounts downward after the adjustments have been calculated.
As part of the annual review of individual executive officer compensation levels, the MDCC reviewed and established the annual incentive payment opportunity (expressed as a percentage of base salary) for target performance for each executive officer. The target percentage amount for each executive officer was set to be near the market median for the respective officers in similar positions within the applicable benchmarking information. Seventy-five percent (75%) of the incentive payout is fixed and twenty-five percent (25%) is dependent on individual performance. No payment will be earned for a performance measure unless performance meets a threshold level. The percentages for each named executive officers are as follows:

Annual Cash Incentive Targets (as % of base salary)
Target
Mr. Metz	100%
Mr. Chaplin	65%
Mr. Allen	65%

The offer letter with Mr. Metz provides a minimum amount of $500,000 for his annual incentive award for fiscal year 2019, in order to incentivize and retain Mr. Metz given the anticipated timing of the implementation of strategic and operational improvements. Any achievement above such minimum annual incentive amount would be tied to the Company's actual financial performance for fiscal year 2019.
Long-Term Incentive Compensation
The Company's Board of Directors has adopted the Vista Outdoor 2014 Stock Incentive Plan for the benefit of certain of our employees, consultants and directors. We make all equity-based grants pursuant to the Vista Outdoor 2014 Stock Incentive Plan.
The MDCC determines the framework and goals for the Company's long-term incentive compensation program. When considering the long-term incentive program design for fiscal years 2019-2021, the MDCC reviewed the current construct of compensation being delivered through long-term incentive awards.
The key elements and objectives of the long-term incentive program for the Company's executive officers are shown below. The equity awards described in the table below (performance shares, RSUs and stock options) intended to compensate for fiscal year 2019 (or, with respect to performance shares, for the three-year performance period beginning in fiscal year 2019) were approved and granted by the MDCC in the final month of fiscal year 2018 and thus appear in the Summary Compensation and Grants of Plan-Based Awards tables that are included in this proxy statement.

Fiscal Year 2019-2021 Long-Term Incentive Compensation Program

Type of Award	Value	Objectives	Key Terms
Performance Shares (if earned, to be paid out in shares of Vista Outdoor common stock)	30% of long-term incentive opportunity	Balance sales growth with effective capital management, as well as market returns
Measured over a three-year period: (1) cumulative three-year EBIT target, with payment assessed at the end of the three-year performance sales performance averaged over three consecutive annual periods (70% weighting); (2) total stockholder return: relative three-year return compared to the S&P Midcap 400 Index (excluding companies in the Financial sector) (30% weighting)

RSUs	30% of long-term incentive opportunity	Retention, with underlying value driven by stock-price performance	Equal annual installment vesting over a three-year period
Stock Options	40% of long-term incentive opportunity	Long-term stock price appreciation	Exercise price equal to fair market value of Vista Outdoor stock on the date of grant; equal annual installment vesting over a three-year period; 10-year term
* The value of performance shares and RSU grants are determined using the closing sale price of Vista Outdoor common stock on the grant date of the award. The value of stock option grants is determined using the Black-Scholes option pricing model on the grant date of the award.
The MDCC annually reviews its approach to long-term incentive compensation for the named executive officers and is committed to ensuring that long-term incentive awards appropriately balance pay-for-performance alignment alongside internal and external business realities. The MDCC approved the revised mix of long-term incentive compensation described above (previously 50% performance shares, 30% RSUs, and 20% stock options) to align the program to the challenges of the Company's current industry environment and to provide meaningful incentives for the named executive officers to drive the growth of the business.
As noted above, for the fiscal year 2019-2021 performance period, two metrics were selected to drive the Company's goals of providing a strong balance between (a) growth and returns, (b) financial performance and market performance, and (c) absolute performance and relative performance. These metrics are EBIT and total stockholder return (TSR), and are described in more detail below:

Component	Weight	Metric
EBIT	70%
Cumulative three-year EBIT target, with payment assessed at the end of the three-year performance period. Defined by generally accepted accounting principles. Linear payout scaled from Threshold to Target and from Target to Maximum. The payouts determined as follows:

			% of Target Payout
		Threshold	50%
		Target	100%
		Maximum	200%
TSR	30%
TSR will be calculated over the three-year performance period and compared to the S&P Midcap 400 Index (excluding companies in the financial sector). The average of the closing stock prices on the 30 trading days prior to the start and prior to the end of the three-year performance period will be used in the calculation. Vista Outdoor's results will be compared to the S&P Midcap 400 Index (excluding companies in the financial sector) to determine the payout as follows:

			Percentile Achievement	% of Target Payout
		Threshold	25th	50%
		Target	50th	100%
		Maximum	75th	200%

The MDCC’s decision to leverage EBIT as the primary metric in both our annual and long term incentive programs is intended to closely align with the Company’s current strategy under which driving near and long-term EBIT achievement is critical.
For all measures, no payout will be made if performance falls short of threshold, and the actual amounts payable will be interpolated on a straight-line basis between the threshold and target or between the target and maximum, as applicable. The target levels of performance are considered by the MDCC and management to be challenging but achievable.

When setting the goals, the MDCC also specified that in determining and calculating the performance results at the end of the performance period, adjustments may, in the MDCC's sole discretion, be made to eliminate the negative or positive effects of:

•	charges for extraordinary items and other unusual or non-recurring items of loss or gain;

•	asset impairments;

•	litigation or claim judgments or settlements;

•	changes in the Internal Revenue Code or statutory tax rates;

•	changes in accounting principles (including the impact of any changes in accounting policies);

•	changes in other laws or regulations affecting reported results;

•	charges relating to restructurings, discontinued operations, severance and contract termination and other costs incurred in rationalizing certain business activities;

•
gains or losses from the acquisition or disposition of businesses or assets (but only with respect to transaction and transition/integration costs arising from any acquisition or disposition of businesses or assets) or from the early extinguishment of debt;

•	calculation of invested capital in any year as being the average of the invested capital at the beginning of the fiscal year and at the end of each of the 12 months in that fiscal year;

•
reduction in invested capital for any acquisition of 50% of the purchase price in the first 12 months following any acquisition, 40% in the second 12 month period, and 20% in the third 12 month period; and

•	foreign currency exchange gains or losses.

Actual performance will be measured following the end of the performance period. The MDCC retains the discretion to adjust incentive payment amounts downward after the adjustments have been calculated.

In March 2018, the MDCC approved the amount of each executive officer's long-term incentive award opportunity based on the MDCC's review and assessment of the market competitiveness of the officers' target level of total direct compensation, including long-term incentive compensation. The amounts of the awards granted to each named executive officer are shown in the Grants of Plan-Based Awards table in this proxy statement.

Fiscal Year 2019 Compensation Decisions - Ms. Rodrigues
Ms. Rodrigues served as interim Principal Financial Officer from February 2, 2018 until April 16, 2018, and has since returned to her role as Vice President, Financial Planning and Analysis. In this role, Ms. Rodrigues receives an annual base salary of $210,000. Ms. Rodrigues received an increase to her base salary to $218,000 (a 3.81% increase) based on her performance review which was approved by the Chief Financial Officer effective June 2018 with other executives who are not named executive officers. Ms. Rodrigues' long-term incentive compensation awards were similar in mix to other Vice Presidents, specifically 70% RSUs and 30% stock options. Her target annual cash incentive compensation is 35% of her base salary and her annual long-term equity incentive award target is 35% of her base salary.

Recoupment and Forfeiture
The Company has in place a recoupment policy that reserves the right of the MDCC to recoup any incentive awards from an executive officer if there is a material restatement of the Company's financial results. If the MDCC determines a recoupment is appropriate in the exercise of its discretion, considering all the facts and circumstances, the executive officer shall forfeit and pay back a portion, or all, of the outstanding or previously granted awards as determined by the MDCC. This includes awards that are deferred into the Vista Outdoor Nonqualified Deferred Compensation Plan.
Benefits
Vista Outdoor provides certain benefits to our named executive officers in the form of health, welfare, and retirement benefits. We do so to support the attraction and retention of highly skilled executives. The Company's benefits programs offer flexibility and choice. Under our benefit programs, employees have the opportunity to choose which benefits fit their personal family and financial needs.

Health and Welfare Benefits. Our executive officers participate in the same health and welfare programs as all other Company employees.
Retirement Benefits. In general, our executive officers participate in the standard employee retirement programs. Supplemental executive retirement plans are also provided. See the discussion in this proxy statement under the headings "Pension Benefits" and "Nonqualified Deferred Compensation."
Nonqualified Deferred Compensation. We offer a nonqualified deferred compensation plan as a tool for our key employees to plan for their financial future. This plan is designed to allow for retirement savings above the limits imposed by the Internal Revenue Service for 401(k) plans on a tax-deferred basis. In general, beyond the potential for a small 401(k) make-up match included in the Summary Compensation Table, amounts credited to an employee's account under the plan reflect the employee's voluntary deferral of compensation. All accounts are credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more investment alternatives selected by the participant under the terms of the plan. These investment choices are generally the same as those offered to all Company employees through the Company's 401(k) Plan. Balances in the deferred compensation plan reflect amounts that have accumulated over time.
Severance. From time to time, we need to offer an executive officer a severance package in connection with a termination of employment. Generally, the package for named executive officers is aligned with the benefits outlined in the Company's Executive Severance Plan. In certain circumstances, we may offer additional severance benefits to facilitate successful organizational transitions. The Executive Severance Plan is in keeping with competitive norms, and it will be periodically benchmarked against the market. Ms. Rodrigues participates in our General Severance Plan that covers broad-based employees given she was only temporarily designated as the Principal Financial Officer. Payments made under this plan are described below under the heading "Potential Payments Upon Termination or Change in Control."
Change-in-Control. Named executive officers (other than Ms. Rodrigues who temporarily was designated as the Principal Financial Officer) participate in our Income Security Plan, which provides for severance payments under certain circumstances following a change-in-control of the Company. We believe this plan helps ensure that our officers will remain focused on the best interests of our stockholders during periods of uncertainty regarding the officers' future employment prospects. Payments under this plan are not triggered solely by a change-in-control, but rather by termination of employment (that meets certain conditions specified in the plan) following a change-in-control. Periodically the MDCC reviews the plan design against market competitive practices for such plans.
Perquisites
Vista Outdoor provides minimal perquisites to our named executive officers (other than Ms. Rodrigues who temporarily was designated as the Principal Financial Officer and received no perquisites), to help ensure our overall executive rewards are competitive and in keeping with our principal orientation to more direct elements of pay (i.e., base salaries and performance-based incentives). For fiscal year 2017, the perquisite package included the following components:

•	Executive disability insurance

•	Executive health exams

•	Umbrella liability insurance program
None of the perquisites listed above include a tax gross-up. These perquisites for fiscal year 2018 represent less than 1% of any executive officer's total compensation reflected in the Summary Compensation Table. All perquisites paid to our named executive officers are disclosed in the Summary Compensation Table under the "All Other Compensation" column.
Compensation Outside of the Standard Program
In certain circumstances, such as hiring a new executive, we may provide compensation outside our standard executive compensation program.
When we offer employment to a new executive, we follow the guidelines in our executive compensation philosophy, unless individual circumstances, combined with competitive market practices, require us to include additional compensation (e.g., signing bonus or special equity grant) to attract and retain the executive talent we need. In general, we do not pay our executives additional compensation for special projects or program results. We believe that we provide a fair and competitive total compensation package to our executives for delivering business results that are expected and subsumed under our pay-for-performance philosophy.

Executive Officer Stock Holding Requirement
Each executive officer is required to retain at least 50% of the net shares (remaining after taxes are withheld) of Vista Outdoor common stock acquired as compensation through separation of service to ensure that executives' interests and actions are aligned with the interests of the Company's stockholders. This approach underscores an ownership mentality for our executives, which we hold as a cornerstone of our overall approach to compensation.
The MDCC periodically reviews the holdings of executives to ensure compliance with the stock holding requirement and has determined that each named executive officer is currently in compliance with the requirement. These shares must be held until the executive leaves the Company or is no longer an executive officer.
No Hedging or Pledging of Vista Outdoor Stock
In accordance with Company practice, Vista Outdoor's executive officers have provided written representations to the Company that they do not hedge the economic risk of ownership of Vista Outdoor common stock and have not pledged any of their shares of Vista Outdoor stock during the last fiscal year.
Compensation Risk Assessment Process and Conclusion
Vista Outdoor believes that its incentive compensation programs are designed and administered in a manner that discourages excessive or inappropriate risk taking by employees, for the following reasons:

1.
Adequate oversight of program design and metrics is exercised by either the MDCC, which approves all elements of executive compensation, or the corporate human resources and/or finance departments for programs covering all other employees. Appropriate controls are in place to ensure that incentive compensation programs follow the Company's policies and practices.

2.	Compensation programs provide a balanced mix of cash and equity, and annual and long-term incentives.

3.
Performance metrics are formulaic (sales, EBIT, return on capital, free cash flow, and total stockholder return) and are balanced in order to create a greater focus on sustained value creation over time. In setting the performance metrics, the MDCC selects adjustment factors to be used in calculating results in order to eliminate inappropriate influence in the management decision-making process.

4.	Equity awards are subject to extended, laddered vesting schedules, which reduces the emphasis on and impact of any single vesting date or performance period.

5.	Maximum payout levels for annual and long-term incentive compensation for all employees are capped, and there is limited discretion for varying payments based on individual performance.

6.	The MDCC has discretion to recoup incentive payments in the event there is a material restatement of the Company's financial results.

7.	Executive officers and other management employees are subject to share-retention requirements.

8.	Compensation administration and payments are regularly audited by both internal and external auditors.

NAMED EXECUTIVE OFFICER COMPENSATION TABLES
The Summary Compensation Table and other tables below provide information concerning the compensation of the Company's named executive officers for the fiscal year ended March 31, 2018, as well as information regarding outstanding equity grants, pension and non-qualified deferred compensation benefits and potential payments upon termination or a change in control with respect to the Company.

SUMMARY COMPENSATION TABLE (2018, 2017 AND 2016)
The following table shows the cash and non-cash compensation awarded to or earned by the Chief Executive Officer, Chief Financial Officer and each of our other named executive officers during fiscal years 2018, 2017 and 2016. In accordance with the rules of the Securities and Exchange Commission, compensation information is provided only for the fiscal years for which each individual was a named executive officer. Please note that, for Mr. Callahan, the amounts in the following table reflect both his compensation as interim Chief Executive Officer and Chairman.

Name and Principal Position	Year (1)	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
Christopher T. Metz	FY18	$461,539	$500,000	$4,470,748	$1,319,994	$—	$—	$141,859	$6,894,140
Chief Executive Officer	—	$—	$—	$—	$—	$—	$—	$—	$—
and Director	—	$—	$—	$—	$—	$—	$—	$—	$—
Mark W. DeYoung	FY18	$323,411	$—	$—	$—	$297,081	$477,576	$2,377,648	$3,475,716
Former Chairman and	FY17	$1,081,500	$—	$3,032,751	$699,994	$—	$372,586	$131,806	$5,318,637
Chief Executive Officer	FY16	$1,050,000	$—	$3,004,653	$699,997	$1,629,600	$253,595	$141,317	$6,779,162
Michael Callahan	FY18	$321,542	$400,000	$109,977	$—	$—	$—	$587	$832,106
Chairman and	—	$—	$—	$—	$—	$—	$—	$—	$—
Former Interim Chief Executive Officer	—	$—	$—	$—	$—	$—	$—	$—	$—
Anneliese Rodrigues	FY18	$202,571	$50,000	$65,112	$22,049	$58,336	$—	$27,599	$425,667
Vice President, Financial Planning & Analysis and Former Interim Principal Financial Officer	—	$—	$—	$—	$—	$—	$—	$—	$—
Stephen M. Nolan	FY18	$451,791	$—	$—	$—	$266,073	$—	$562,562	$1,280,426
Former Senior Vice President and Chief Financial Officer	FY17	$500,000	$—	$713,976	$164,797	$—	$34,458	$51,353	$1,464,584
	FY16	$470,000	$268,125	$686,770	$159,999	$474,136	$39,902	$60,079	$2,159,011
Scott D. Chaplin	FY18	$476,623	$—	$616,230	$233,478	$253,873	$—	$44,573	$1,624,777
SVP/Chief Legal, HR & Compliance Officer/Corporate Secretary	FY17	$463,000	$—	$495,853	$114,447	$—	$—	$73,943	$1,147,243
	FY16	$453,125	$324,844	$476,929	$111,107	$457,113	$—	$230,387	$2,053,505
David D. Allen	FY18	$424,379	$—	$303,714	$193,598	$218,709	$—	$46,177	$1,186,577
Group President,	FY17	$347,692	$—	$561,466	$79,990	$—	$—	$268,957	$1,258,105
Outdoor Products	—	$—	$—	$—	$—	$—	$—	$—	$—
Robert J. Keller	FY18	$260,503	$—	$—	$—	$88,521	$—	$494,744	$843,768
Former President,	FY17	$338,942	$—	$498,019	$77,241	$—	$—	$372,654	$1,286,856
Shooting Sports	—	$—	$—	$—	$—	$—	$—	$—	$—

(1)	The years reported are the Company’s fiscal years ended March 31, 2018, March 31, 2017 and March 31, 2016, respectively.

(2)
Amounts in this column include amounts, if any, deferred at the direction of the executive officer pursuant to the Company's 401(k) Plan or Nonqualified Deferred Compensation Plan. For Mr. Callahan, the amount includes compensation for his service as Chairman and member of the Board of Directors as well as compensation for his role as interim Chief Executive Officer. Details regarding his cash retainer for service as a director are included in the “Director Compensation” section above.

(3)
The amounts in the column reflect payments made to: (i) each of Messrs. Chaplin and Nolan as installment retention bonuses, which were approved prior to the Spin-Off and paid on February 9, 2016; (ii) Messrs. Metz and Callahan as guaranteed annual incentive awards; and (iii) Ms. Rodrigues as a recognition bonus related to her serving as Interim Principal Financial Officer.

(4)
This column shows the aggregate grant date fair value computed in accordance with GAAP in the United States. The amounts in this column are calculated based on the number of shares awarded multiplied by the closing price of the Company's common stock on the date of grant for RSU awards and for the portion of the performance shares granted that are subject to financial performance growth measures. The fair value of the portion of the performance shares granted that are subject to a TSR measure is determined based on an integrated Monte Carlo simulation model. The Monte Carlo model calculates the probability of satisfying the market condition stipulated in the award. This probability is an input into the trinomial lattice model used to determine the fair value of the performance shares as well as the assumptions of other variables, including the risk-free interest rate and expected volatility of our stock price in future periods. The risk-free rate is based on the U.S. dollar-denominated U.S. Treasury strip rate with a remaining term that approximates the life assumed at the date of grant. The weighted average assumptions used in estimating the value of the TSR were as follows: risk-free rate 2.40%, expected volatility 41.33%, expected dividend yield 0%, and expected award life 3 years resulting in a value of $20.97 for the TSR portion of the performance shares granted. The amounts included in the table that relate to performance shares granted are calculated at the target payout level. The amounts do not reflect the actual amounts that may vest or be earned by the executive officers.
With respect to grants for fiscal year 2019 (made in March 2018), the value of the annual RSU awards and the target value for the fiscal year 2019-2021 performance shares are shown separately in the table below:

Name	RSU	FY 2019 - 2021 Performance Shares
Mr. Metz	$3,389,966	$1,080,782
Ms. Rodrigues	$65,112	$—
Mr. Chaplin	$425,072	$191,158
Mr. Allen	$145,199	$158,515
The value of RSUs granted to Mr. Chaplin (as reflected in the table above) include the value of a promotion equity award in the amount of 16,970 RSUs granted to Mr. Chaplin in recognition of his assumption of duties related to Human Resources and Corporate Services in January 2018.
The maximum value for the fiscal year 2019-2021 performance shares (which were granted in fiscal year 2018) for each of the named executive officers is shown in the table below:

Name	FY 2019 - 2021 Performance Shares
Mr. Metz	$2,161,564
Ms. Rodrigues	$—
Mr. Chaplin	$382,316
Mr. Allen	$317,030

Ms. Rodrigues did not receive any performance shares as the equity mix for Company Vice Presidents is 70% RSUs and 30% stock options for fiscal year 2019.

(5)
The amounts in this column show the aggregate grant date fair value computed in accordance with generally accepted accounting principles in the United States. The amount is based on the fair value of the stock option award as estimated using the Black‑Scholes option‑pricing model multiplied by the number of shares subject to the option award. The assumptions used to arrive at the Black‑Scholes value are disclosed in Note 15 to the consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2018.

(6)
For fiscal year 2018, these amounts represent payment of annual incentive compensation earned with respect to the fiscal year ended March 31, 2018. The annual incentive compensation program and payments were based on achievement of performance goals approved by the Committee following an evaluation of the Company’s financial performance. These performance goals are described in further detail above under "Compensation Discussion and Analysis - Compensation for Fiscal Year 2018 - Annual Incentive Compensation Payouts for Fiscal Year 2018". Annual cash incentive payments to the named executive officers for fiscal year 2018 were calculated as a function of each named executive officer's approved base salary and annual cash incentive opportunity. Amounts in this column include amounts, if any, deferred at the direction of the executive officer pursuant to the Company's 401(k) Plan or Nonqualified Deferred Compensation Plan.

(7)
The amounts in this column represent the aggregate change in the actuarial present value of the officer's accumulated retirement benefits under either the Company's Pension and Retirement Plan and the Company's Defined Benefit Supplemental Executive Retirement Plan. Only Messrs. DeYoung and Nolan participated in defined benefit retirement plans. See the "Pension Benefits" section in this proxy statement for additional information. No above‑market or preferential earnings on any nonqualified deferred compensation was paid to the officers during the last fiscal year and, accordingly, no such amounts are reflected above.

(8)
The table below shows the components of this column for fiscal year 2018, which include perquisites, and Company matching and non-elective contributions (other than for Messrs. Metz, DeYoung, Callahan and Nolan) to the Company's defined contribution plans. The amounts represent the amount paid or accrued by, or the incremental cost to, the Company.

Name	Disability Insurance Premium	401(k) Plan Contributions (a)	DC SERP Plan Contributions	Umbrella Policy	Severance(b)	Relocation-Related Expenses (c)	Other Perquisites (d)
Christopher T. Metz	$1,569	$27,693	$—	$2,200	$—	$110,000	$397
Mark W. DeYoung	$962	$4,970	$—	$806	$2,370,846	$—	$64
Michael Callahan	$—	$—	$—	$—	$—	$—	$587
Anneliese Rodrigues	$—	$26,846	$—	$—	$—	$—	$753
Stephen M. Nolan	$2,175	$14,012	$14,475	$1,180	$530,000	$—	$720
Scott D. Chaplin	$2,915	$22,720	$15,765	$1,560	$—	$—	$1,613
David D. Allen	$2,802	$30,860	$10,374	$1,560	$—	$—	$581
Robert J. Keller	$2,775	$19,662	$4,623	$1,048	$465,711	$—	$925

(a)	Due to timing, the amounts in this column consist of employer matching contributions in fiscal year 2018 as well as non-elective and make up match contributions for the 2016 and 2017 plan years.

(b)
The amounts reflected in this column include cash payments (including for Messrs. Nolan and Keller an additional lump sum of $15,000 to defray health care costs), accelerated equity and, for Mr. DeYoung, the estimated cost of COBRA continuation coverage over the cost payable for health and dental benefits by active employees for a period of for 18 months following termination. A narrative description of the benefits Messrs. DeYoung, Nolan, and Keller were entitled to upon termination of employment can be found in “Potential Payments Under Certain Termination Scenarios - Termination Without Cause/For Good Reason” below.

(c)	The amounts in this column consist of a stipend for expenses in connection with Mr. Metz's commuting between Vista Outdoor's Utah headquarters and his home in Florida.

(d)	The amounts reflected in this column consist of the costs for executive annual physical examinations, non-profit matching contributions and entertainment related to business events.

GRANTS OF PLAN-BASED AWARDS (2018)
The following table summarizes the grants of equity and non-equity plan-based awards made to the named executive officers during the fiscal year ended March 31, 2018. The non-equity awards were granted under the Company's Executive Officer Incentive Plan, and the equity awards were granted under the Vista Outdoor 2014 Stock Incentive Plan.

Name	Grant Date (1)	Incentive Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(7)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)	Maximum (#)
Christopher T. Metz	3/13/2018	Long-Term Stock (4)	$—	$—	$—	30,821	61,643	123,286	—	—	—	$1,080,782
	3/13/2018	RSU (5)	$—	$—	$—	—	—	—	102,116	—	—	$1,639,983
	3/31/2018	Stock Options (6)	$—	$—	$—	—	—	—	—	169,665	$16.06	$1,319,994
	10/9/2017	RSU (8)	$—	$—	$—	—	—	—	80,756	—	—	$1,749,983

Mark W. DeYoung		Annual (3)	$181,368	$362,736	$725,472	—	—	—	—	—	—	$—

Michael Callahan	8/1/2017	RSU (9)	$—	$—	$—	—	—	—	4,666	—	$—	$109,977

Anneliese Rodrigues		Annual (3)	$35,614	$71,228	$142,456	—	—	—	—	—	$—	$—
	3/13/2018	RSU (5)	$—	$—	$—	—	—	—	3,203	—	$—	$51,441
	3/13/2018	Stock Options (6)	$—	$—	$—	—	—	—	—	2,834	$16.06	$22,049
	6/19/2017	RSU (8)	$—	$—	$—	—	—	—	572	—	$—	$13,671

Stephen M. Nolan		Annual (3)	$162,438	$324,875	$649,750	—	—	—	—	—	$—	$—

Scott D. Chaplin		Annual (3)	$154,990	$309,979	$619,958	—	—	—	—	—	$—	$—
	3/13/2018	Long-Term Stock (4)	$—	$—	$—	5,451	10,903	21,806	—	—	$—	$191,158
	3/13/2018	RSU (5)	$—	$—	$—	—	—	—	10,903	—	$—	$175,103
	3/13/2018	Stock Options (6)	$—	$—	$—	—	—	—	—	30,010	$16.06	$233,478
	2/5/2018	RSU (8)	$—	$—	$—	—	—	—	16,970	—	$—	$249,969

David D. Allen		Annual (3)	$128,956	$257,911	$515,822	—	—	—	—	—	$—	$—
	3/13/2018	Long-Term Stock (4)	$—	$—	$—	4,520	9,041	18,082	—	—	$—	$158,515
	3/13/2018	RSU (5)	$—	$—	$—	—	—	—	9,041	—	$—	$145,199
	3/13/2018	Stock Options (6)	$—	$—	$—	—	—	—	—	24,884	$16.06	$193,598

Robert J. Keller		Annual (3)	$69,266	$138,531	$277,062	—	—	—	—	—	$—	$—

(1)
For equity awards, the grant date is the date the MDCC met and approved the awards or, with respect to Ms. Rodrigues for grants made prior to the date she became an executive officer, the date the Chief Executive Officer approved the awards.

(2)
The amount assumes that the threshold level of performance is achieved for each of the two metrics of the long-term incentive award for the fiscal year 2019-2021 performance period. The two performance metrics and their respective weightings are described above in "Compensation Discussion and Analysis - Fiscal Year 2019 Compensation Decisions - Long-Term Incentive Compensation."

(3)
The amounts for each officer reflect the potential cash payout for the fiscal year 2018 annual incentive program if all performance measures are satisfied at the applicable level. The actual amount paid with respect to such plan appears in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. The material terms of the award are described above in "Compensation Discussion and Analysis - Compensation for Fiscal Year 2018 - Annual Incentive Compensation Payouts for Fiscal Year 2018." Amounts for former executive officers, specifically Messrs. DeYoung, Nolan and Keller, reflect prorated potential achievements based on the number of days each officer was employed with the Company during fiscal year 2018.

(4)
Each column in this row shows the number of shares of common stock that may be paid out for the fiscal year 2019-2021 performance period if all performance metrics are satisfied at the applicable level. The payout will be determined after the fiscal year ending March 31, 2021. The material terms of the award are described above under "Compensation Discussion and Analysis - Fiscal Year 2019 Compensation Decisions - Long-Term Incentive Compensation."

(5)
The number of RSUs shown in this row represents the actual number of RSUs granted to the named executive officers on March 13, 2018. All RSUs shown in this row vest in three equal annual installments beginning on the first anniversary of the grant date.

(6)
The number of stock options shown in this row represents the actual number of options granted to the named executive officers on March 13, 2018. The option exercise price is the closing sale price of a share of the Company's common stock on the New York Stock Exchange on the date of grant. The stock options vest in three equal annual installments starting on the first anniversary of the grant date.

(7)
This column shows the full grant date fair value of the equity awards under FASB ASC Topic 718. Generally, for the performance share awards, the full grant date fair value is the amount the Company could expense in its financial statements over the awards' performance period assuming performance is achieved at the target level for each of the two performance metrics. Assumptions made in the calculations of these amounts may be found in footnote 4 of the Summary Compensation Table.

(8)
The number of RSUs shown in this row represents the actual number of special RSUs granted to Messrs. Metz and Chaplin and Ms. Rodrigues. Mr. Metz's award was a sign-on RSU award granted on October 9, 2017, his date of hire with the Company. Mr. Chaplin's RSUs were received in connection with his assumption of responsibilities for Human Resources and Corporate Services and Ms. Rodrigues received her RSUs in connection with a compensation market adjustment. All RSUs shown in this row vest in three equal annual installments beginning on the first anniversary of the grant date, except Mr. Chaplin's RSU which vest in two equal installments on the first and second anniversaries of the grant date (i.e., 50% on each of February 5, 2019 and 2020).

(9)
The RSUs shown for Mr. Callahan represent the annual award of restricted stock units that he received in his role as a member of the Board of Directors, described in more detail in “Director Compensation” above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2018

The following table shows the unexercised stock options, restricted stock not vested, RSUs not vested and performance shares not earned as of March 31, 2018 by the named executive officers.

	Option Awards					Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Christopher T. Metz	10/9/2017	—	—	$—	—	80,756	$1,317,938	—	$—
	3/13/2018	—	169,665	$16.06	3/13/2028	102,116	$1,666,534	30,821	$502,999

Mark W. DeYoung	3/11/2014	44,234	—	$35.86	7/11/2020	—	$—	—	$—
	3/23/2015	—	—	$—	—	—	$—	20,467	$334,022
	3/21/2016	—	—	$—	—	—	$—	16,797	$274,128
	3/13/2017	—	—	$—	—	—	$—	42,850	$699,312

Michael Callahan	8/9/2017	—	—	$—	—	4,666	$76,150	—	$—

Anneliese Rodrigues	6/1/2015	—	—	$—	$—	184	$3,003	—	$—
	3/28/2016	—	—	$—	$—	139	$2,269	208	$3,395
	3/27/2017	—	—	$—	$—	1,047	$17,088	541	$8,830
	6/19/2017	—	—	$—	$—	572	$9,336	—	$—
	3/13/2018	—	2,834	$16.06	3/13/2028	3,203	$52,273	—	$—

Stephen M. Nolan	7/31/2013	2,608	—	$25.03	7/31/2023	—	$—	—	$—
	3/11/2014	4,202	—	$35.86	3/11/2024	—	$—	—	$—
	3/23/2015	8,808	—	$42.75	3/23/2025	7,979	$130,218	3,847	$62,784
	3/21/2016	7,124	—	$52.09	3/21/2026	3,072	$50,136	3,839	$62,653
	3/13/2017	5,554	—	$20.42	3/13/2027	12,105	$197,554	10,088	$164,637

Scott D. Chaplin	10/1/2012	7,518	—	$13.97	10/1/2022	—	$—	—	$—
	3/5/2013	14,542	—	$17.68	3/5/2023	—	$—	—	$—
	3/11/2014	5,804	—	$35.86	3/11/2024	—	$—	—	$—
	3/23/2015	7,028	—	$42.75	3/23/2025	—	$—	3,070	$50,103
	3/21/2016	4,948	2,474	$52.09	3/21/2026	1,067	$17,414	2,666	$43,510
	3/13/2017	3,857	7,715	$20.42	3/13/2027	5,605	$91,474	7,006	$114,338
	2/5/2018	—	—	$—	—	16,970	$276,951	—	$—
	3/13/2018	—	30,010	$16.06	3/13/2028	10,903	$177,937	5,451	$88,961

David Allen	5/9/2016	—	—	$—	—	2,594	$42,335	1,945	$31,743
	3/13/2017	2,696	5,392	$20.42	3/13/2027	3,918	$63,942	4,897	$79,920
	3/13/2018	—	24,884	$16.06	3/13/2028	9,041	$147,550	4,520	$73,767

Robert J. Keller	5/9/2016	—	—	$—	—	—	$—	1,479	$24,138
	3/13/2017	—	—	$—	—	—	$—	4,728	$77,161

(1)	For a better understanding of this table, we have included an additional column showing the grant dates of stock options, restricted stock, RSUs and performance shares.

(2)	Stock options vest in three equal annual installments beginning on the first anniversary of the grant date.

(3)
Includes restricted stock and RSU awards. Restricted stock and RSU awards generally vest in three equal annual installments beginning on the first anniversary of the grant date, except for: (i) the staking grant RSU awards granted to Mr. Nolan March 23, 2015, which vest in two equal installments on the second and third anniversary of the grant date, with the remaining balance of the RSUs (6,440 RSUs for Mr. Nolan) vesting on April 2, 2018 per his severance agreement and the (ii) special recognition RSU grant to Mr Chaplin on February 5, 2018 which vests in two equal installments on the first and second anniversary dates of the grant.

(4)
The amounts in this column were calculated using a per share value of $16.32, the closing price of the Company's common stock as reported on the New York Stock Exchange on March 29, 2018, the last trading day of the fiscal year.

(5)
The amounts shown reflect the payout of the performance shares based on achievement at the threshold level of performance. The vesting and payout of any performance shares for the respective performance periods ending on March 31 will be determined after the corresponding fiscal year ending March 31, based on the actual achievement of specified performance goals.

(6)
The shares granted on March 21, 2016 for the performance period of April 1, 2017 through March 31, 2019 and the shares granted on March 13, 2017 for the performance period of April 1, 2018 through March 31, 2020 correspond to a long-term incentive award relating to performance metrics (revenue growth (based on three successive one-year measurement periods), return on invested capital over a three-year period and total stockholder return over a three-year period). For awards granted on March 13, 2018, with respect to the period of April 1, 2018 through March 31, 2021, the shares correspond to a long-term incentive award relating to two, instead of three, performance metrics (EBIT based on a cumulative target over the three-year period and total stockholder return over the three-year period).

OPTION EXERCISES AND STOCK VESTED (2018)
The following table provides information for the named executive officers regarding the exercise of stock options and vesting of restricted stock and RSUs during the fiscal year ended March 31, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
Mark W. DeYoung	246,684	1,589,818	61,320	$1,256,447
Michael Callahan	—	—	2,128	$47,540
Anneliese Rodrigues	—	—	1,006	$17,198
Scott D. Chaplin	—	—	10,951	$179,668
David D. Allen	—	—	3,255	$57,088
Robert J. Keller	—	—	3,863	$64,461

(1)
The value realized was determined by multiplying the difference between the market price of the number of exercised shares on the date of exercise and the exercise price of the options. The number of shares exercised by the officers is as follows:

Name	Exercise Date	Number of Shares
Mr. DeYoung	8/14/2017	108,059
	8/24/2017	115,033
	9/20/2017	23,592

(2)
The value realized was determined by multiplying the number of vested shares by the closing market price of the Company’s stock on the date of vesting. If the vesting fell on a weekend or holiday, the closing market price of the Company’s common stock on the business day preceding the vesting date was used to determine the value realized. The number of shares of restricted stock that vested for each of the officers is as follows:

Name	Vesting Date	Number of Shares
Mr. DeYoung	9/9/2017	61,320
Mr. Callahan	8/9/2017	2,128
Ms. Rodrigues	6/1/2017	183
	3/27/2018	684
	3/28/2018	139
Mr. Chaplin	3/13/2018	2,802
	3/21/2018	1,066
	3/23/2018	7,083
Mr. Allen	5/9/2017	1,297
	3/13/2018	1,958
Mr. Keller	5/9/2017	986
	1/23/2018	2,877

The Company withheld shares of common stock from each officer having a value equal to the applicable tax withholding requirement.

PENSION BENEFITS (2018)
Vista Outdoor Retirement Plan
Messrs. DeYoung and Nolan participated in the Vista Outdoor Inc. Pension and Retirement Plan (the "Vista Outdoor Retirement Plan"). This qualified defined benefit plan is funded by employer contributions. None of our other named executive officers participate in the Vista Outdoor Retirement Plan, and the plan is not open to any new Vista Outdoor executives hired.
On January 31, 2013, an amendment was approved to the predecessor plan of the Vista Retirement Plan (the "Predecessor Plan") to freeze the then current pension formula benefits effective June 30, 2013 for affected employees who earned a benefit under the plan and to implement a new cash balance formula (the "Cash Balance Formula") in the plan applicable to pay and service starting July 1, 2013. The amendment was mirrored in the Vista Outdoor Defined Benefit Supplemental Executive Retirement Plan (the "DB SERP"). The Cash Balance Formula provides each affected employee with pay credits (ranging from 2.5% to 4.0% of pay) based on the sum of that employee’s age plus years of pension service as of December 31 of each calendar year, plus 4% annual interest credits. The values reported for Messrs. DeYoung and Nolan in the Summary Compensation Table and the Pension Benefits Table reflect these changes.
Due to acquisitions and benefit plan mergers, the Vista Outdoor Retirement Plan contains various benefit formulas that applied to certain groups of employees. For the portion of their benefits earned prior to July 1, 2013, Mr. DeYoung is covered by the Aerospace Pension Plan formula and Mr. Nolan is covered by the Pension Equity Plan formula. For periods subsequent to July 1, 2013, Messrs. DeYoung's and Nolan's pension benefits will be calculated under the Cash Balance Formula.
Effective August 1, 2017, the Company froze future benefit accruals under the Cash Balance Formula applicable to the Vista Outdoor Retirement Plan and the DB SERP. Participants in the Vista Outdoor Retirement Plan and the DB SERP received credit benefits earned through such freeze date, with only interest credits applying with respect to 2018 and thereafter.
Each portion of the pension benefit will be payable separately. Different payment forms and commencement dates may be elected for the different pieces of the benefit. The elements of compensation used in applying the various payment and benefit formulas generally include base salary plus annual incentive payments (actually paid through the month of termination of employment), up to the applicable IRS maximum compensation limit. Messrs. DeYoung and Nolan are fully vested in their respective Vista Outdoor Retirement Plan benefits. The normal retirement age for the plan is defined in the Vista Outdoor Retirement Plan as age 65.
Cash Balance Formula
The Cash Balance formula provides pay and interest credits to all eligible participants. The pay credit is based on a percentage of eligible earnings received after July 1, 2013. The pay credit percentage is based on age and Pension Service (measured in whole years) at the end of each calendar year.

Age plus Pension Service	Percentage of Eligible Pay
Less than 40	2.5%
From 40 to 59	3.0%
60 or more	4.0%
No further pay credits will be made to any participants accounts with respect to plan years after 2017. Cash Balance accounts are credited annually with pay and interest credits. The annual interest crediting rate is 4%. Interest credits after termination continue to apply until benefit commencement date.
After termination of employment, a participant’s vested account balance may be distributed immediately to a participant regardless of age in a variety of actuarial equivalent monthly annuity payment forms or as a lump sum payment. The interest rate and mortality table used to convert the cash balance account to a monthly annuity are based on the IRS prescribed assumptions for lump sum benefits (Section 417(e) of the Internal Revenue Code) in effect at the time the benefit commences.
Pension Equity Plan Formula
The Pension Equity Plan formula calculates benefits as a lump sum amount equal to 5.5% of final average earnings up to one-half of the social security wage base, plus 11% of final average earnings in excess of one-half of the social security wage base, multiplied by years of credited service. Final average earnings, the social security wage base and credited service are all frozen as of June 30, 2013. Final average earnings is equal to the average of the highest 60 consecutive months out of the last 120 months of earnings as of June 30, 2013. The social security wage base as of June 30, 2013 was $113,700. This frozen lump sum amount is increased on a monthly basis by interest at a rate of 4% (compounded annually) until the participant’s elected benefit commencement date.
Upon termination of employment, the Pension Equity Plan permits immediate distribution of the vested benefit to any participant regardless of age in a variety of actuarially equivalent monthly annuity payment forms or as a lump sum payment. The interest rate and mortality table used to convert the lump sum to a monthly annuity are based on the IRS prescribed assumptions for lump sum benefits (Section 417(e) of the Internal Revenue Code) in effect at the time the benefit commences.
Aerospace Pension Plan Formula
The Aerospace Pension Plan formula provides an annuity benefit determined based on final average earnings and the participant’s years of credited service. Effective June 30, 2013, benefit accruals under this formula were frozen for the impacted participants. The frozen benefit is equal to 1.2% of final average earnings up to one-half of the social security wage base (as in effect for the 12 months prior to July 1, 2013), plus 1.6% of final average earnings in excess of one-half of the social security wage base (as in effect for the 12 months prior to July 1, 2013), multiplied by years of credited service. Final average earnings, the social security wage base and credited service are all frozen as of June 30, 2013. Final average earnings is equal to the average of the highest 60 consecutive months out of the last 120 months of earnings as of June 30, 2013. The social security wage base as in effect for the 12 months prior to July 1, 2013 was $111,900.
Benefits are paid in a variety of actuarially equivalent monthly annuity options at retirement. Additionally, participants eligible for early retirement may elect to receive 51% of their benefit in a lump sum payment.
Participants with at least 10 years of credited service may retire at age 60 with no reduction in their age 65 frozen benefit, and with a reduced frozen benefit on or after age 55. The benefits of participants electing early retirement are reduced 5% for each year that retirement precedes the age at which they are entitled to an unreduced benefit, except that this reduction percentage is decreased for each year of credited service in excess of 30 years. As it relates to the frozen benefit, eligible service with a participating employer after July 1, 2013 will be included when determining eligibility for early retirement.
Defined Benefit Supplemental Executive Retirement Plan
The Company also maintains the DB SERP, which was established to provide benefits for highly compensated employees whose tax-qualified defined benefit plan benefits were reduced by certain IRS limits or by their participation in the Deferral Plan (defined below).
Messrs. DeYoung and Nolan are the only named executive officers who participated in the DB SERP. Under the terms of the DB SERP, Messrs. DeYoung's and Nolan's applicable benefits from the DB SERP will generally be based on the same benefit formulas and provisions as those applicable to Messrs. DeYoung and Nolan under the Vista Outdoor Retirement Plan. Effective August 1, 2017, the Company froze future benefit accruals under the Cash Balance Formula applicable to the Vista Outdoor Retirement Plan and the DB SERP. Participants in the Vista Outdoor Retirement Plan and DB SERP received credit for benefits earned through such freeze date, with only interest credits applying with respect to 2018 and thereafter. DB SERP benefits will be paid in a lump sum the later of six months or February 1 following the calendar year of termination of employment.
Pension Benefits
The following table provides information concerning each defined benefit plan that provides for payments or benefits to any of the named executive officers.

Name	Plan Name	Number of Years Pension Service (1)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Mark. W. DeYoung	Vista Outdoor Retirement Plan	32.583	$1,555,926	$50,696
	Vista Outdoor DB SERP	32.583	$—	$9,728,126
Stephen M. Nolan	Vista Outdoor Retirement Plan	11.833	$238,996	$—
	Vista Outdoor DB SERP	11.833	$229,787	$—

(1)	Credited service is determined in years and months as of March 31, 2018, or termination if sooner.

Assumptions
The “Present Value of Accumulated Benefits” is based on the same assumptions as those used for the valuation of the plan liabilities in Vista Outdoor's Annual Report on Form 10-K for the fiscal year ended March 31, 2018, including a 4.00%

discount rate for the Vista Outdoor Retirement Plan and a 3.30% discount rate for the DB SERP. The assumptions generally used for the Vista Outdoor Retirement Plan calculations can be found in Note 12 to the audited financial statements in Vista Outdoor's Form 10-K.
For Mr. DeYoung an assumed retirement age of 60 is used since this is the unreduced retirement age for the Aerospace Pension Plan formula which makes up the majority of his pension benefits. An assumed retirement age of 65 is used for Mr. Nolan. The assumption is made that there is no probability of pre-retirement or death.
All DB SERP benefits are assumed to be paid as a lump sum in accordance with the plan document.

NONQUALIFIED DEFERRED COMPENSATION (2018)
The following table provides information for the executive officers named in the Summary Compensation Table regarding contributions, earnings, distributions and year-end account balances with respect to the contributions to the Company's Defined Contribution Supplemental Executive Retirement Plan (the "DC SERP") and, if applicable, the Company's Nonqualified Deferred Compensation Plan.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($) (3)
Mark W. DeYoung	DC SERP	$—	$—	$12,593	$503,194	$—
	Deferred Compensation Plan	$—	$—	$67,770	$4,308,422	$—
Stephen M. Nolan	DC SERP	$—	$14,475	$(1,218)	$—	$111,488
Scott D. Chaplin	DC SERP	$—	$15,765	$(2,090)	$—	$209,819
David D. Allen	DC SERP	$—	$10,374	$(220)	$—	$10,154
Robert J. Keller	DC SERP	$—	$4,623	$(70)	$—	$4,553

(1)
Our fiscal year 2018 contributions under the DC SERP are also included in the “All Other Compensation” column of the Summary Compensation Table for each named executive officer. Per the plan terms, Mr. Metz and Ms. Rodrigues did not participate in the DC SERP in fiscal year 2018. The DC SERP contributions were made with respect to the executive officer's service during the calendar year 2017 (which includes a portion of our fiscal year 2018) with the actual contributions remitted to the DC SERP in March 2018.

(2)
This column reflects earnings and losses (including interest, dividends, market or stock appreciation or depreciation). Since earnings are not “above market” or preferential, the earnings are not reported in the Summary Compensation Table.

(3)
The above amounts represent aggregate contributions made by the executive officer or the Company for the benefit of the executive officer, since the officer's commencement of participation in the plan(s) through the end of fiscal year 2018 and all such amounts were previously reported in the Summary Compensation Table in prior years.

Deferred Compensation Plan
The Company maintains the Vista Outdoor Nonqualified Deferred Compensation Plan (the ‘‘Deferral Plan’’) for certain highly-compensated employees of the Company, including its executive officers. Participants in the Deferral Plan generally may elect to defer up to 70% of salary and 100% of cash or equity incentive compensation. The Company may also credit to participants’ accounts under the Deferral Plan certain additional amounts relating to foregone matching contributions under the Company’s 401(k) Plan. Under the Deferral Plan, the Company may, but has not since the Spin-Off, made additional discretionary contributions to participants’ accounts.
Under the terms of the Deferral Plan, the Deferral Plan is an unfunded plan, meaning that participants’ accounts will be bookkeeping entries only and will not entitle them to ownership of any actual assets. The accounts will represent an unsecured promise by the Company to pay participants benefits in the future and will remain subject to the claims of the Company’s general creditors.
Under the terms of the Deferral Plan, participants’ account balances will be credited with earnings and investment gains and losses by assuming that the deferred amounts were invested in one or more investment funds made available by the Company from time to time under the Deferral Plan. The investment alternatives include funds with different degrees of risk. Participants select their measuring investments from among the investment alternatives provided and may reallocate amounts among the various investment alternatives at any time, except for amounts credited to the Vista Outdoor common stock investment alternative. Only deferrals of equity performance shares may be credited to, and must remain credited to, the Vista Outdoor common stock investment alternative.
The measuring investment alternatives under the Deferral Plan are investment funds, which generally correspond to the investment options made available under the Company's 401(k) Plan.
Generally, payouts from the Deferral Plan cannot be made until the participant terminates employment, becomes totally and permanently disabled, has an unforeseeable financial emergency or reaches the date of a scheduled distribution elected by the participant under rules specified in the Deferral Plan. Payouts are made in cash, except with respect to deferrals of equity performance shares, which are paid in shares of Vista Outdoor common stock equal to the number of shares that were deferred, plus any additional deferred stock units credited to the participants' accounts as a result of the deemed reinvestment of dividend equivalents with respect to the deferred shares.
Defined Contribution Supplemental Executive Retirement Plan
The Company maintains Vista Outdoor Defined Contribution Supplemental Executive Retirement Plan (the "DC SERP") for the benefit of certain highly-compensated employees of the Company, including its executive officers.
Participation in the DC SERP is limited to (1) employees who are eligible for a non-elective contribution (‘‘NEC’’) under the Vista Outdoor 401(k) Plan prior to calendar year 2018, and (2) employees who receive eligible compensation in excess of the IRS annual compensation limit and make the maximum allowable before-tax or Roth 401(k) contributions to the Vista Outdoor 401(k) Plan. An annual NEC allocation of 2.5% to 4.0% of compensation in excess of the IRS limits for a plan year will be made to a participant’s account if: (i) the employee is a participant in the Vista Outdoor 401(k) Plan and the employee’s NEC to the Vista Outdoor 401(k) Plan for the plan year is reduced by the annual compensation limit imposed by the Code or (ii) the employee is a participant in both the Vista Outdoor 401(k) Plan and Vista Outdoor’s Deferral Plan and the employee’s NEC to the 401(k) Plan for the plan year is reduced due to the employee’s deferrals to the Deferral Plan. The 401(k) Plan and DC SERP were amended, effective August 1, 2017, to eliminate any further NEC contributions under the plans with respect to calendar years beginning with 2018.
Additionally, an annual match allocation of 6.0% of compensation in excess of the IRS compensation limit will be made to a participant’s account if the participant has made the maximum allowable before-tax or Roth 401(k) contributions to the Vista Outdoor 401(k) Plan for the calendar year. Under the terms of the DC SERP, vesting for the NEC allocation under the DC SERP will occur following three years of vesting service and vesting for the match allocation under the DC SERP will occur following one year of vesting service. A participant will become fully vested upon death, attainment of age 65, total disability while employed by Vista Outdoor, or upon a change in control. Under the terms of the DC SERP, the DC SERP is an unfunded plan, meaning that participants’ accounts will be bookkeeping entries only and will not entitle them to ownership of any actual assets. Under the terms of the DC SERP, participants’ account balances will be credited with earnings and investment gains and losses by assuming that the allocations were invested in one or more investment funds made available by Vista Outdoor from time to time under the DC SERP.
Participants' account balances are credited with earnings and investment gains and losses by assuming that the allocations were invested in one or more investment funds made available by the Company from time to time under the DC SERP. The measuring investments have different degrees of risk. Participants select their measuring investments from among the investment alternatives provided and may reallocate amounts among the various investment alternatives at any time. The investment alternatives are the same as those listed above for the Deferral Plan with the exception of the Vista Outdoor common stock measuring investment, which is not available under the DC SERP.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The Company has also adopted the Income Security Plan, the Executive Severance Plan and certain other arrangements, including a General Severance Plan which only covers one named executive officer, Ms. Rodrigues (collectively, the “Executive Officer Separation Arrangements”) that provide for benefits and payments to the Company’s named executive officers upon termination of their employment with the Company.
The benefits and payments that the Company’s named executive officers could receive under certain hypothetical termination scenarios are described in the narrative below and quantified in the table that follows. The Company believes that these arrangements provide competitive benefits to senior executives and that they will help protect the interests of the Company in the event of an acquisition.
In addition to the benefits and payments described below, the Committee may review any named executive officer’s separation on a case-by-case basis and exercise its business judgment to customize the terms of each such separation in consideration of all relevant circumstances, including:

•	the reasons for the separation;

•	market competitive practices for comparable separation scenarios;

•
potential benefits to the Company, such as retention of the named executive officer’s services for a transition period, maintenance of the Company’s positive reputation internally and externally, and preservation of the Company’s ability to recruit highly talented executives;

•	the executive’s tenure and contributions to the Company’s success; and

•	the impact of the separation on the Company and its stockholders.
In order for any of the Company’s named executive officers to qualify for the termination benefits provided by the Company’s Income Security Plan, Executive Severance Plan and forms of equity award agreement in the scenarios described below, the relevant named executive officer would be required to execute a general release of claims in favor of the Company. In order to receive the post-termination benefits described below, the Company’s named executive officers are also required to comply with customary non-competition and non-solicitation covenants for a period following termination specified in the relevant plan or agreement (typically one or two years), and to comply with general confidentiality and non-disparagement covenants.
Potential Payments Under Certain Termination Scenarios
Voluntary Termination and Termination for Cause
If the employment of any of the Company’s named executive officers is voluntarily terminated or terminated “for cause,” then no additional payments or benefits will accrue or be paid to the individual under the Executive Officer Separation Arrangements, other than what has been accrued and vested in the benefit plans discussed above in this proxy statement under the headings "Summary Compensation Table," "Pension Benefits" and "Nonqualified Deferred Compensation." A voluntary termination or involuntary termination for cause will not trigger an acceleration of the vesting of any stock options or other long-term incentive awards, and any such awards that had not already vested would be forfeited.
Retirement
Under the Company’s Executive Officer Incentive Plan (and the Company's general Annual Incentive Plan with respect to Ms. Rodrigues), upon retirement of a named executive officer, the officer would be entitled to receive a prorated portion of any annual cash incentive award actually earned, payable at the end of the relevant performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of employment prior to termination, provided that the officer completed at least 90 days of employment in the performance period. On retirement, any outstanding unvested equity or performance shares held by a named executive officer would be forfeited.

Termination Without Cause/For Good Reason
Under the Company’s Executive Officer Incentive Plan (or the Company's general Annual Incentive Plan with respect to Ms. Rodrigues), in the event that a named executive officer is terminated without cause, the officer would be entitled to receive a prorated portion of any annual cash incentive award actually earned, payable at the end of the relevant performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of employment prior to termination, provided that the officer completed at least 90 days of employment in the performance period.
If the employment of any of the named executive officers is terminated by the Company without cause, the officer would be eligible under the Company’s Executive Severance Plan (or the Company's general Annual Incentive Plan with respect to Ms. Rodrigues) for a lump sum payment equal to 12 months of base salary (6 months for Ms. Rodrigues), plus an additional lump sum of $15,000 ($8,000 for Ms. Rodrigues) to defray health care costs. The Company’s severance practices also provide for an estimated $5,000 of outplacement services for each named executive officer upon termination by the Company without cause.
The Company’s forms of restricted stock and restricted stock unit award agreements provide that following a named executive officer's termination without cause, the officer will receive accelerated vesting for any restricted stock and restricted stock unit award granted to the named executive officer by the Company that would have vested within 12 months of the officer's date of termination.
The Company’s forms of non-qualified stock option award agreements provide that following a named executive officer's termination without cause, the officer will receive accelerated vesting for any stock options granted to the named executive officer by the Company that would have vested within 12 months of the officer’s date of termination.
In addition, the Company’s form of performance growth award agreement provides that a named executive officer whose employment is terminated by the Company without cause will receive a portion of the shares of common stock that would have been earned based on actual results following the end of the relevant performance period, prorated for the period of employment during the performance period and provided that the named executive officer was employed for at least 90 days during the performance period.
Any other outstanding unvested equity awards held by a named executive officer for which vesting does not accelerate as described above would be forfeited.
Termination Due to Disability
Under the Company’s Executive Officer Incentive Plan (or the Company's general Annual Incentive Plan with respect to Ms. Rodrigues), in the event that a named executive officer is terminated due to disability, the officer would be entitled to receive a prorated portion of any annual cash incentive award actually earned, payable at the end of the relevant performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of employment prior to termination, provided that the officer completed at least 90 days of employment in the performance period.
The Company’s forms of restricted stock and restricted stock unit award agreements provide that following a named executive officer's termination due to disability, the officer will receive accelerated vesting for any restricted stock and restricted stock units granted to the named executive officer by the Company that would have vested within 12 months of the officer’s date of termination.
The Company’s forms of non-qualified stock option award agreements provide that following a named executive officer's termination due to disability, the officer will receive accelerated vesting for any stock options granted to the named executive officer by the Company that would have vested within 12 months of the officer’s date of termination.
In addition, the Company’s form of performance growth award agreement provides that a named executive officer whose employment is terminated due to disability will receive a portion of the shares of common stock that would have been earned based on actual results following the end of the relevant performance period, prorated for the period of employment during the performance period and provided that the named executive officer was employed for at least 90 days during the performance period.

Any other outstanding unvested equity awards held by a named executive officer for which vesting does not accelerate as described above would be forfeited.
Termination Due to Death
If any of the Company’s named executive officers die, the officer’s estate would be entitled to receive benefits and payments similar to those outlined above under “Termination Due to Disability.”
Potential Payments Upon Termination Following a Change in Control
Income Security Plan
The Company’s Income Security Plan provides income security protection to certain executives of Vista Outdoor, including the named executive officers (other than Ms. Rodrigues who only temporarily served as a named executive officer), in the event of a “qualifying termination” in connection with a “change in control” of the Company, in each case as those terms are defined in the Income Security Plan. Generally, a qualifying termination is an involuntary termination of employment without “cause” or a voluntary termination of employment for ‘‘good reason,’’ in each case, as those terms are defined in the Income Security Plan.
Participation in the Income Security Plan is limited to the following groups of individuals, with different levels of payments and benefits:

•
Tier 1 Participants, consisting of the Company’s officers subject to beneficial ownership reporting and other requirements under Section 16 of the Exchange Act, including the named executive officers; and

•	Tier 2 Participants, consisting of any other Company employee designated by the Compensation Committee to participate in the plan for the current fiscal year.
Under the terms of the Income Security Plan, in the event of a qualifying termination, generally within 24 months following and, in certain instances, within six months prior to, a change in control of the Company, a named executive officer would receive:

•	a lump sum cash payment in an amount equal to two times the sum of the Section 16 Officer’s then current annual base salary and then current target bonus opportunity;

•	a pro-rata bonus for the year in which the qualifying termination occurs, paid out at target or actual performance depending on when such termination occurs;

•	a lump sum cash payment equal to the amount the officer would have received under any long-term cash incentive plan, assuming target level performance;

•	accelerated vesting of all outstanding unvested equity awards, with performance-vesting equity awards vesting at target level performance; and

•
provided the officer timely elects coverage under COBRA upon termination, an amount equal to the excess, if any, of the cost of COBRA continuation coverage over the cost payable for health and dental benefits by active employees for a period of up to 18 months following such termination.

The Income Security Plan does not have a tax gross-up provision, and the plan automatically reduces the benefits provided to the maximum amount allowed under Section 280G of the Internal Revenue Code in order to avoid the imposition of the excise tax provided by Section 4999 of the Code if such reduction would result in a participant receiving a greater amount than they would if they received the full amount of the benefit and paid all applicable excise and other taxes.

Potential Payments Upon Termination Table (2018)
The following table shows potential payments to the named executive officers upon death, disability, layoff and termination of employment following a change in control of the Company. The amounts shown assume that the termination was effective March 31, 2018, the last day of the fiscal year, and are estimates of the amounts that would be paid to the executive officers upon termination, in addition to the base salary, annual incentive and long-term incentive earned during fiscal year 2018 and any applicable retirement amounts payable to the executive officers discussed above under the heading "Pension Benefits" and "Nonqualified Deferred Compensation" in this proxy statement. The actual amounts to be paid can only be determined at the actual time of an officer's termination. No tax gross-ups are paid to the executive officers upon termination of employment. Actual severance payments made to the named executive officers during fiscal year 2018 for Messrs. DeYoung, Nolan and Keller as a result of their terminations from the Company without “cause” are described in detail in the Summary Compensation Table.

	Christopher T. Metz	Anneliese Rodrigues	Scott D. Chaplin	David D. Allen
Payments Upon Termination Without Cause
Cash Payment	$1,015,000	$113,000	$491,890	$455,000
Equity
Stock Options (1)	$14,705	$246	$2,601	$2,157
Restricted Stock and RSUs (2)	$994,802	$36,965	$260,925	$102,294
Performance Shares (3)	$—	$10,380	$234,192	$93,220
Health and Welfare Benefits (4)	$—	$—	$—	$—
Outplacement (5)	$5,000	$5,000	$5,000	$5,000
Total	$2,024,507	$160,591	$989,608	$652,671
Payments Upon Death or Disability
Cash Payment	$—	$—	$—	$—
Equity
Stock Options (1)	$14,705	$246	$2,601	$2,157
Restricted Stock and RSUs (2)	$994,802	$36,965	$260,925	$102,294
Performance Shares (3)	$—	$10,380	$234,192	$93,220
Health and Welfare Benefits (4)	$—	$—	$—	$—
Total	$1,009,507	$47,591	$497,718	$197,671
Payments Upon Termination following a Change in Control (6)
Cash Payment	$2,500,000	$113,000	$1,263,759	$1,137,911
Equity
Stock Options (1)	$44,113	$737	$7,803	$6,470
Restricted Stock and RSUs (2)	$2,984,472	$83,967	$563,775	$253,825
Performance Shares (7)	$1,006,014	$24,464	$593,853	$370,889
Health and Welfare Benefits (4)	$33,571	$—	$20,520	$21,792
Total	$6,568,170	$222,168	$2,449,710	$1,790,887

(1)
Values are determined by multiplying the number of options vesting on termination by the spread between the option price and $16.32, the closing market price of the Company's common stock as reported on the New York Stock Exchange on March 29, 2018, the last trading day of the fiscal year. Underwater stock options (i.e. options with an exercise price greater than $16.32) are excluded from the table above because they have no value as of March 31, 2018.

(2)
Values are determined by multiplying the number of shares of restricted stock by $16.32, the closing market price of the Company's common stock as reported on the New York Stock Exchange on March 29, 2018, the last trading day of the fiscal year.

(3)	Values in this row reflect a pro-rata target level payout pursuant to performance shares for the fiscal year 2017-2019 and 2018-2020 performance period.

(4)
For purposes of quantifying health and welfare benefits, amounts are equal to the excess of the cost of COBRA continuation coverage over the cost payable for health and dental benefits by active employees for a period of 18 months following termination.

(5)	Approximate value of six months of outplacement, which the executive officer can elect in the officer's discretion.

(6)
With respect to Ms. Rodrigues, while she is not covered under the Income Security Plan, she would receive the same equity treatment only described above as if she was covered under the Income Security Plan pursuant to the applicable forms of award agreements under the Vista Outdoor 2014 Stock Incentive Plan if her employment was terminated without “cause” or for good reason within 24 months of a change in control. Additionally Ms. Rodrigues' severance is provided under the General Severance Plan and is not dependent upon a change in control. The Income Security Plan does not have tax gross-up provisions, and automatically reduce the benefits provided to the maximum amount allowed under Section 280G of the Internal Revenue Code in order to avoid the imposition of the excise tax provided by Section 4999 of the Code if such reduction would result in the relevant officer receiving a greater amount than they would if they received the full amount of the benefit and paid all applicable excise and other taxes.

(7)
Values in this row reflect performance shares for the 2017-2019, 2018-2020, and 2019-2021 fiscal year performance periods assuming payout at the target performance level. The value was determined by multiplying the number of performance shares by $16.32, the closing market price of the Company's common stock as reported on the New York Stock Exchange on March 29, 2018, the last trading day of the fiscal year.

COMPENSATION COMMITTEE REPORT
The Management Development and Compensation Committee of the Board of Directors has reviewed and discussed with the Company's management the Compensation Discussion and Analysis. Based on this review and these discussions with management, the Management Development and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into The Company's annual report on Form 10-K.
This report is provided by the Management Development and Compensation Committee:
Gary L. McArthur, Chair
Michael Callahan
Mark A. Gottfredson

CEO PAY RATIO DISCLOSURE
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our principal executive officer, Chief Executive Officer and Director, Christopher T. Metz, and the ratio of these two amounts.
We have estimated the median of the fiscal year 2018 annual total compensation of our employees, excluding Mr. Metz, selected the "median employee" pursuant to the analysis described below, and determined that the annual total compensation of the median employee for the period was $54,060. The annualized total compensation of our CEO, who was hired in 2017, was $7,432,601. The ratio of the annualized total compensation of our CEO to the annual total compensation of our employees was 137 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with the rules of the Securities Exchange Commission. We note that a substantial portion of our CEO’s total compensation for fiscal year 2018 consisted of awards he received in accordance with his offer letter in connection with his joining the Company, which had a grant date fair value of approximately $2,399,980. Excluding these equity awards, the ratio would have been 94 to 1.
The following paragraphs provide important context related to our employee population and describe the methodology and the material assumptions, adjustments, and estimates that we used to determine the median employee and calculate this ratio.
We selected March 31, 2018, the end of our fiscal year end, as the date upon which we would identify the “median employee,” because it enabled us to make such identification in a reasonably efficient and economical manner.
Earnings of our employees outside the United States were converted to U.S. dollars using the currency exchange rates as of March 31, 2018. We did not make any cost of living adjustments.
To identify the “median employee,” we utilized the annualized fiscal year 2018 base salary for our consistently applied compensation measure because we believe that this measure reasonably reflects the annual compensation of our employees. We have estimated the median of the fiscal year 2018 annual base salary of our employees, excluding Mr. Metz, to be $52,264.
Using this measure, we identified a “median employee” who is a full-time, salaried employee located in Olathe, Kansas. Once we identified this median employee, we totaled all of the elements of the employee’s compensation for fiscal year 2018 in accordance with the requirements of the applicable the rules of the Securities and Exchange Commission. This resulted in an annual total compensation of $54,060.
With respect to the annual total compensation of our CEO, we adjusted the amount reported in the “Total” column for fiscal year 2018 of our Summary Compensation Table included in this proxy statement, by annualizing his base salary and certain components of “All Other Compensation” to account for the fact that he only commenced employment with us on October 9, 2017, resulting in an adjusted total amount of $7,432,601.
Because the Securities and Exchange Commission's rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company, as other companies have headquarters offices in different countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

AUDIT COMMITTEE REPORT
The Audit Committee is composed solely of independent directors, as determined by the Board of Directors under the rules of the Securities and Exchange Commission and the New York Stock Exchange listing standards. In addition, the Board of Directors has determined that Robert M. Tarola, Chairman of the Audit Committee, and Gary L. McArthur are "audit committee financial experts," as defined under applicable federal securities law and regulations. The Board of Directors has adopted a written charter for the Audit Committee, which is available on Vista Outdoor's website.
Pursuant to its charter, the Audit Committee assists the Board of Directors in its oversight and monitoring of:

•	the integrity of Vista Outdoor's financial statements and other financial information provided by Vista Outdoor to its stockholders and others;

•	Vista Outdoor's compliance with legal, regulatory and public disclosure requirements;

•	Vista Outdoor's independent auditors, including their qualifications and independence;

•	Vista Outdoor's systems of internal controls, including the internal audit function; and

•	Vista Outdoor's auditing, accounting, and financial reporting process generally.

In this context, the Audit Committee has:

•
reviewed and discussed with management and Deloitte & Touche LLP, the Company's independent registered public accounting firm ("Deloitte"), the Company's audited consolidated financial statements for the fiscal year ended March 31, 2018;

•	discussed with Deloitte the matters required to be discussed under the standards of the Public Company Accounting Oversight Board;

•
received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte's communications with the Audit Committee concerning independence; and

•	discussed with Deloitte the firm's independence and considered whether Deloitte’s provision of non-audit services to the Company is compatible with the firm’s independence.

Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K, for the fiscal year ended March 31, 2018, filed with the Securities and Exchange Commission.
Audit Committee
Robert M. Tarola, Chair
Michael Callahan
April H. Foley
Tig H. Krekel
Gary L. McArthur

The foregoing Report of the Audit Committee shall not be deemed to be soliciting material or filed with the Securities and Exchange Commission and is not incorporated by reference into any of Vista Outdoor's previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by Vista Outdoor in any such filing.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP acts as Vista Outdoor's independent registered public accounting firm and also provides certain other services.
Annually, the Audit Committee reviews and pre-approves the audit services to be provided by our independent registered public accounting firm (independent auditors) for the fiscal year, including the financial plan for the audit fees and services. The Audit Committee also is responsible for the audit fee negotiations associated with the retention of the independent auditors. In addition, the Audit Committee annually provides pre-approval for designated types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee, subject to an annual dollar limitation and other terms specified by the Committee in its pre-approval policy. In accordance with the pre-approval policy, the Company's Chief Financial Officer reports to the Audit Committee at each regular meeting of the Committee the specific services provided by the independent auditor and the dollar amounts of fees paid for such services since the last Committee meeting. Any other service to be provided by the independent auditor requires specific pre-approval by the Audit Committee. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with auditor independence. The Audit Committee has delegated to the Chair of the Committee the authority to grant pre-approvals. Any pre-approval by the Chair of the Audit Committee is presented to the full Committee at its next scheduled meeting.
The following table sets forth the amount of audit fees, audit-related fees, tax fees, and all other fees billed for services by Deloitte & Touche LLP for fiscal year 2018 and 2017. All fees were pre-approved by the Audit Committee or the Chair of the Audit Committee of the Company.

	Fiscal Year Ended 3/31/2018	Fiscal Year Ended 3/31/2017
Audit Fees	$2,030,200	$2,010,000
Audit-Related Fees	—	253,466
Tax Fees	32,179	129,257
All Other Fees	1,895	—
Total Fees	$2,064,274	$2,392,723
The Audit Fees billed or to be billed for the fiscal year ended March 31, 2018 and March 31, 2017 were for professional services rendered for audits of the Company's annual consolidated financial statements and reviews of the Company's quarterly financial statements.
The Audit-Related Fees billed in the fiscal year ended March 31, 2018 and March 31, 2017 were primarily for procedures performed in conjunction with the Company's due diligence related to mergers and acquisitions and procedures related to the filing of registration statements.
The Tax Fees billed in each of the fiscal years ended March 31, 2018 and March 31, 2017 were for services related to tax compliance, tax advice and tax planning.
All Other Fees in the fiscal year ended March 31, 2018 were for a subscription to Deloitte’s technical accounting research tool.

PROPOSAL 1
ELECTION OF CLASS I DIRECTORS
The Board of Directors has nominated Michael Callahan and Robert Tarola to be elected at the Annual Meeting to serve as Class I directors, to hold office until the 2021 annual meeting of stockholders and until their successors have been elected and qualified. Both nominees are currently Class I directors.
Each nominee was recommended by the Board's Nominating and Governance Committee for re-election and has agreed to serve, if elected. Although we do not know of any reason why either of the nominees might become unavailable to serve, if that should happen, the Board may recommend a substitute nominee. Shares represented by proxies will be voted for any substitute designated by the Board.
Michael Callahan and Robert Tarola will each be elected as a Class I director of Vista Outdoor if the votes cast in favor of their election at the Annual Meeting exceed the votes cast against their election, or withheld. Pursuant to the terms of our Guidelines on Corporate Governance, if, in an election of directors that is not a contested election, the votes cast in favor of a nominee's election do not exceed the votes cast against, or withheld with respect to, such nominee, such nominee must promptly offer his or her resignation to the Board. The Nominating and Governance Committee will promptly consider the resignation offer and make a recommendation to the Board as to whether to accept or reject the tendered resignation and whether other action should be taken. The Board will act on the tendered resignation within 90 days following certification of the election results. The Nominating and Governance Committee, in making its recommendation, and the Board, in making its decision, may consider any factors or other information that it considers appropriate and relevant, including any stated reasons why the stockholders withheld votes from such director, the director's tenure, the director's qualifications, the director's past and expected contributions to the Board, and the overall composition of the Board. Any director who offers his or her resignation pursuant to this provision may not participate in the Nominating and Governance Committee deliberations and recommendation or in the Board's decision whether to accept or reject the resignation offer.
        Our Board of Directors recommends a vote FOR the election of each of Michael Callahan and Robert Tarola as Class I directors.

PROPOSAL 2
ADVISORY VOTE TO APPROVE THE COMPENSATION OF VISTA OUTDOOR INC.'S NAMED EXECUTIVE OFFICERS
In accordance with applicable proxy regulations, we are asking our stockholders to approve the following non-binding, advisory resolution on our executive compensation as disclosed in this proxy statement:
RESOLVED, that the compensation paid to Vista Outdoor Inc.'s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.
The MDCC believes that the compensation of our named executive officers as disclosed in this proxy statement, was reasonable and appropriate, and designed to ensure that management's interests are aligned with our stockholders' interests for long-term value creation.
We urge our stockholders to read the "Compensation Discussion and Analysis" section of this proxy statement, as well as the Summary Compensation Table and related compensation tables and narrative in this proxy statement, which provide detailed information on the Company's compensation policies and practices and the compensation of our named executive officers.
The affirmative vote of a majority of the shares present in person or represented by proxy and voting thereon at the Annual Meeting (excluding abstentions) are required to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.
This advisory vote, commonly referred to as "say on pay," is non-binding on our Board of Directors. Although non-binding, the MDCC will take into account the results of the say-on-pay vote, as applicable, when considering future executive compensation arrangements. The Board of Directors has adopted a policy providing for annual "say on pay" advisory votes. Unless the Board of Directors modifies its policy on the frequency of holding "say on pay" advisory votes, the next "say on pay" advisory vote will occur at the annual meeting of stockholders in 2019.
Our Board of Directors recommends a vote FOR the approval of the advisory resolution on executive compensation.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF VISTA OUTDOOR'S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP ("Deloitte") as the Company's independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending March 31, 2019. Stockholders are being asked to ratify this appointment. A representative of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders.
Deloitte has served as the Company’s independent registered public accounting firm since the Spin-Off in 2015. The Audit Committee annually evaluates Deloitte’s independence and performance and determines whether to retain Deloitte or consider other audit firms. Factors considered by the Audit Committee in making its determination on the appointment include:
•The performance of Deloitte in prior years, including the quality and extent of Deloitte’s communications with the Audit Committee and the results of management’s and the Audit Committee’s annual evaluations of the qualifications, and performance;
•Deloitte’s independence and processes for maintaining independence;
•External data on audit quality and performance, including the results of the most recent internal quality control review or Public Company Accounting Oversight Board inspection; and
•The appropriateness of Deloitte’s fees, both on an absolute basis and as compared to its peer firms.
The Board and the Audit Committee believe that the continued retention of Deloitte as the Company’s independent auditor is in the best interests of the Company and its stockholders.
The affirmative vote of a majority of the shares present in person or represented by proxy and voting thereon at the Annual Meeting (excluding abstentions) are required to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2019. Although the Audit Committee has discretionary authority to appoint the company’s independent registered public accounting firm, the Board is seeking shareholder ratification of the appointment of Deloitte as a matter of good corporate governance. If a majority of the stockholders do not ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending March 31, 2019, the Audit Committee and the Board will consider the voting results and evaluate whether to select a different independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2019 fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
Our Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

PROPOSAL 4

PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS
Background
The Board has approved, declared advisable, and recommends your approval of, amendments to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) that provide for the declassification of the Board.
The proposed amendments to the Certificate of Incorporation would declassify the Board over a three-year period, provide for the annual election of all directors beginning at the 2021 annual meeting of stockholders, and make certain conforming and technical changes to the Certificate of Incorporation. If the proposed amendments to the Certificate of Incorporation are approved by our stockholders at the Annual Meeting, the declassification of the Board would be phased-in over a three-year period, beginning at the 2019 annual meeting of stockholders at and after which, directors would be elected to one-year terms, as the incumbents’ three-year terms expire. To avoid ambiguity, the amendment specifies that directors elected before the 2019 annual meeting of stockholders (including those elected at the Annual Meeting) will serve out their three-year terms.
Accordingly, the three-year term for the Class II directors elected at the 2016 annual meeting of stockholders would expire as originally scheduled at the 2019 annual meeting of stockholders, the three-year term for the Class III directors elected at the 2017 annual meeting of stockholders would expire as originally scheduled at the 2020 annual meeting of stockholders, and the three-year term for the Class I directors elected at Annual Meeting would expire at the 2021 annual meeting of stockholders.
If the proposed amendments to the Certificate of Incorporation are approved by our stockholders at the Annual Meeting, director nominees standing for election at the 2019 annual meeting of stockholders and each annual meeting of stockholders thereafter would be elected to serve a one-year term. Beginning with the 2021 Annual Meeting, the phase-in would be complete, all directors would stand for annual elections and the Board would no longer be divided into classes. The table below summarizes the proposed declassification process:

Annual Meeting Year	Length of Term for Directors Elected	Year Term Expires	Portion of the Board Elected at the Annual Meeting
2018	3 Years	2021	2 of 6
2019	1 Year	2020	2 of 6
2020	1 Year	2021	4 of 6
2021 and thereafter	Annual Election	One Year Later	6 of 6
Under our current classified Board structure, directors may only be removed with cause. Section 141(k) of the Delaware General Corporation Law provides that directors serving on a non-classified board may be removed by stockholders either with or without cause. Accordingly, the proposed amendments to the Certificate of Incorporation also provide that any director elected to serve on the Board at the 2019 annual meeting of stockholders or thereafter may be removed from office by the stockholders of the Corporation, with or without cause, by the affirmative vote of the holders of a majority in voting power of the outstanding shares of our capital stock entitled to vote thereon.
A copy of the proposed amendments to the company’s Certificate of Incorporation is attached to this proxy statement as Exhibit I.
 A majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting voted in favor of the proposal is required to approve the amendments to our Certificate of Incorporation to declassify the Board. If approved by our stockholders, the proposed amendments to the Certificate of Incorporation would become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware, which the Company would do promptly after the Annual Meeting. If this proposal is approved by our stockholders, the Board intends to make conforming amendments to the Company's Amended and Restated Bylaws.
If the proposed amendments are not approved, the proposed amendments to our Certificate of Incorporation will not be implemented and the Company’s current classified Board structure will remain in place.

Our Board of Directors recommends a vote FOR the amendments to our Certificate of Incorporation to declassify the Board.

FUTURE STOCKHOLDER PROPOSALS
Stockholder Proposals Intended to be Included in Our Proxy Statement; Voting on Proxy Statement Proposals
If you would like to submit a proposal for the Company to include in the proxy statement for its 2019 annual meeting of stockholders, you must comply with Rule 14a-8 under the Exchange Act. You must also ensure that the Company receives your proposal at its executive offices (sent c/o Corporate Secretary) by February [__], 2019. Any stockholder proposal included in the Company's proxy statement will also be included on its form of proxy so that stockholders can indicate how they wish to vote their shares on the proposal.
Stockholder Director Nominations
If you would like to recommend a person for consideration as a nominee for election as a director at our 2019 annual meeting of stockholders, you must comply with the advance notice provisions of the Company's Amended and Restated Bylaws. These provisions require that the Company receive your nomination at its executive offices (sent c/o Corporate Secretary) no earlier than April 9, 2019, and no later than May 9, 2019. Additional information regarding the consideration of stockholder recommendations for nominees to the Board can be found in this proxy statement under the heading "Corporate Governance—Director Qualifications and Selection Process."
Other Stockholder Proposals; Discretionary Voting on Other Stockholder Proposals
If you would like to present a proposal at our 2019 annual meeting of stockholders without including it in the Company's proxy statement, you must comply with the advance notice provisions of the Company's Amended and Restated Bylaws. These provisions require that that the Company receive your proposal at its executive offices (sent c/o Corporate Secretary) no earlier than April 9, 2019, and no later than May 9, 2019. If the Company receives an eligible proposal that is not included in its proxy statement, the persons named in the Company's proxy for the 2019 annual meeting of stockholders will have discretionary authority to vote on the proposal using their best judgment, subject to the provisions of Rule 14a-4(c) under the Exchange Act.
General Information
If the presiding officer at the 2019 annual meeting of stockholders determines that a stockholder proposal or stockholder director nomination was not submitted in compliance with the advance notice provisions of the Company's Amended and Restated Bylaws, the proposal or nomination will be ruled out of order and not acted upon.
The above information is only a summary of some of the requirements of the advance notice provisions of the Company's Amended and Restated Bylaws. If you would like to receive a copy of the provisions of the Company's Amended and Restated Bylaws setting forth all of these requirements, you should write to the Company's executive offices, c/o Corporate Secretary.
ANNUAL REPORT ON FORM 10-K
Vista Outdoor's Annual Report on Form 10-K for the fiscal year ended March 31, 2018, will be provided upon written request by any stockholder at no cost. The request should be submitted to Vista Outdoor, c/o Corporate Secretary, 262 North University Avenue, Farmington, Utah 84025. The exhibits to the Annual Report on Form 10-K are available upon payment of charges that approximate our cost of reproduction.
You can also obtain a copy of our Annual Report on Form 10-K, as well as other filings we make with the SEC, on our website at www.vistaoutdoor.com or on the SEC's website at www.sec.gov.

By Order of the Board of Directors,

Scott D. Chaplin Corporate Secretary

June [ ], 2018

EXHIBIT I
CERTIFICATE OF AMENDMENT
TO
THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
VISTA OUTDOOR INC.

Vista Outdoor Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify the following:
A.    The Corporation was incorporated under the name “Vista SpinCo, Inc.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on April 24, 2014 (the “Original Certificate of Incorporation”). The name of the Corporation was changed to Vista Outdoor Inc. by amendment to the Original Certificate of Incorporation on August 7, 2014.
B.    This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State on February 9, 2015 (the “Certificate of Incorporation”).
C.    Article V, Section 5.02 of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:
“SECTION 5.02. Elections. Prior to the 2019 annual meeting of stockholders, and subject to the rights of holders of any outstanding series of Preferred Stock with respect to the election of directors, the directors shall be classified with respect to the time for which they severally hold office into three classes, hereby designated Class I, Class II and Class III, with each class to hold office until its successors are duly elected and qualified. At each annual meeting of stockholders of the Corporation prior to the 2019 annual meeting of stockholders, and subject to the rights of holders of any outstanding series of Preferred Stock with respect to the election of directors, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Commencing with the 2019 annual meeting of stockholders, and subject to the rights of holders of any outstanding series of Preferred Stock with respect to the election of directors, the directors elected at each annual meeting of the stockholders shall hold office for a term expiring at the next annual meeting of stockholders and until their successors are duly elected and qualified; provided, however, that each director elected prior to the 2019 annual meeting of stockholders for a term expiring after the 2019 annual meeting of stockholders shall continue to serve for the remainder of the original term for which such director was elected and until his or her successor is duly elected and qualified. The division of directors into classes shall terminate at the 2021 annual meeting of stockholders.”
 D.    Article V, Section 5.03 of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:
“SECTION 5.03. Filling of Newly Created Directorships and Vacancies. Subject to the rights of holders of any outstanding series of Preferred Stock with respect to the election of directors, newly created directorships resulting from any increase in the number of directors and vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall only be filled by the Board, and not by the stockholders, by the affirmative vote of a majority of the remaining directors then in office or, if there is only one remaining director in office, then by such sole remaining director, even though less than a quorum of the Board. Any director elected in accordance with the process described in the immediately preceding sentence to a class elected prior to the 2019 annual meeting of stockholders for a term expiring after the 2019 annual meeting of stockholders shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and to which he or she was appointed and thereafter until such director’s successor shall have been duly elected and qualified. Any director elected in accordance with the process described in the first sentence of this paragraph to (i) fill a newly created directorship resulting from any increase in the authorized number of directors, or (ii) fill a vacancy on the Board resulting from death, resignation, disqualification, removal or other cause of a director elected at or after the 2019 annual meeting of stockholders shall hold office for a term expiring at the next annual meeting of stockholders and shall remain in office until his or her successor shall have been duly elected and qualified.”

E.    Article V, Section 5.04 of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:
“SECTION 5.04. Removal. Subject to the rights of holders of any outstanding series of Preferred Stock with respect to the election of directors, (i) any director who prior to the 2019 annual meeting of stockholders was elected to a three-year term (a “Classified Term”) that continues beyond the date of the 2019 annual meeting (a “Classified Director”) may be removed from office during such Classified Term by the stockholders of the Corporation only for cause, and only by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, and (ii) any director that is not a Classified Director may be removed from office by the stockholders of the Corporation, with or without cause, by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

F.    This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

VISTA
OUTDOOR

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time one day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Vista Outdoor Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time one day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E49146-P11095 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

VISTA OUTDOOR INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Class I Directors	For	Against	Withhold
Nominees:			
1a. Michael Callahan	☐	☐	☐
1b. Robert Tarola	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.

	For	Against	Abstain
2. Advisory Vote to Approve Compensation of Vista Outdoor's Named Executive Officers	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

The Board of Directors recommends you vote FOR proposal 4.

	For	Against	Abstain
4. Vote to Amend Vista Outdoor's Certificate of Incorporation to Declassify the Board of Directors	☐	☐	☐

NOTE: If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your proxy card. If you are located outside the United States, the delivery of your Proxy MUST be by INTERNET or MAIL.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

VISTA OUTDOOR

VISTA OUTDOOR INC.

Annual Meeting Admission Policy:	Admission to the Annual Meeting will be by ticket only. You may request an admission ticket by calling 801-447-3225, by emailing corporate.secretary@vistaoutdoor.com or by mailing a request to Vista Outdoor at 262 North University Avenue, Farmington, UT 84025, Attn: Corporate Secretary. Seating is limited. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification.
Annual Meeting Site:	Vista Outdoor Inc. Corporate Headquarters 262 North University Avenue Farmington, UT 84025
Stockholder Inquiries:	If you are a stockholder of record, send inquiries concerning transfer of shares, lost certificates or address changes to the Company's Transfer Agent/Registrar, Computershare, P.O. Box 30170, College Station, TX 77842-3170; send overnight correspondence to Computershare, 211 Quality Circle, Suite 210, College Station, TX 77845 (telephone toll free: 1-866-395-6416; web site: https://www.computershare.com/investor)
Investor Relations:	Inquiries from stockholders, securities analysts and others in the professional investment community should be directed to Michael Pici, Vice President, Investor Relations, Vista Outdoor Inc., 262 North University Avenue, Farmington, UT 84025 (telephone: 801-447-3168; e-mail: michael.pici@vistaoutdoor.com)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

E49147-P11095

VISTA OUTDOOR INC.

This Proxy is Solicited on Behalf of the Board of Directors

Christopher T. Metz, Miguel A. Lopez and Scott D. Chaplin and each of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution to vote and otherwise act on behalf of the undersigned with all powers that the undersigned would have if personally present at the 2018 Annual Meeting, with respect to all shares of Common Stock, $.01 par value, of Vista Outdoor Inc. standing in the name of the undersigned on the Company's books at the close of business on June 12, 2018, at the Annual Meeting of Stockholders to be held at 262 North University Avenue, Farmington, Utah at 9:00 A.M., MDT, on August 7, 2018 or at any adjournment(s) or postponement(s) thereof (the "2018 Annual Meeting"), as directed on the reverse side. The undersigned acknowledges receipt of the Notice of the Annual Meeting and Proxy Statement.

The powers hereby granted may be exercised by any of said attorneys or proxies or their substitutes present and acting at the above-described 2018 Annual Meeting or any adjournment(s) or postponement(s) thereof. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting.

The proxy holder is authorized to act, in accordance with his or her discretion, upon all matters incident to the conduct of the meeting and upon other matters that properly come before the 2018 Annual Meeting, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended. This proxy when properly executed will be voted in the manner directed herein. If no direction is made with respect to any proposal, this proxy will be voted FOR each of the nominees listed in Proposal 1, and FOR Proposals 2, 3 and 4.

Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

Address Changes/Comments: ______________________________

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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed and dated on the other side